  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 26, 1996
                                                    REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                         FIRST CHICAGO NBD CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
               DELAWARE                              38-1984850
   (STATE OR OTHER JURISDICTION OF      (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)
               ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS 60670
                                (312) 732-4000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                --------------
                               ROBERT A. ROSHOLT
           EXECUTIVE VICE PRESIDENT AND PRINCIPAL FINANCIAL OFFICER
                         FIRST CHICAGO NBD CORPORATION
               ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS 60670
                                (312) 732-3209
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                  COPIES TO:
        LAURENCE GOLDMAN, ESQ.               B. ROBBINS KIESSLING, ESQ.
    FIRST CHICAGO NBD CORPORATION              CRAVATH, SWAINE & MOORE
  ONE FIRST NATIONAL PLAZA, CHICAGO,               WORLDWIDE PLAZA
            ILLINOIS 60670              825 EIGHTH AVENUE, NEW YORK, NEW YORK
                                                        10019
                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: From time to time after the effective date of this Registration
Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
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                                                               PROPOSED
                                                PROPOSED       MAXIMUM
 TITLE OF EACH CLASS OF                         MAXIMUM       AGGREGATE     AMOUNT OF
    SECURITIES TO BE        AMOUNT TO BE     OFFERING PRICE    OFFERING    REGISTRATION
       REGISTERED        REGISTERED(1)(2)(3)  PER UNIT(2)    PRICE(1)(4)       FEE
---------------------------------------------------------------------------------------
Debt securities........  ]                        100%  ]
Warrants to purchase     ]                              ]
 Debt Securities.......  ]                        --    ]
Foreign Currency         ]                              ]
 Warrants..............  ]                        --    ]
Stock-Index Warrants...  ]                        --    ]
Other Warrants.........  ]                        --    ]
Preferred Stock(5).....  } $3,000,000,000         --    }   $3,000,000,000   $909,091
Depositary Shares        ]                              ]
 representing Preferred  ]                              ]
 Stock(6)..............  ]                        --    ]
Preferred Stock          ]                              ]
 Warrants..............  ]                        --    ]
Common Stock Warrants..  ]                        --    ]
Common Stock, $1 par     ]                              ]
 value per share(7)....  ]                        --    ]

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(1) In no event will the aggregate initial offering price of the securities issued under this Registration Statement, and not previously registered under the Securities Act of 1933, as amended (the "Act"), exceed $3,000,000,000, or the equivalent thereof in one or more foreign currencies or currency units.
(2) Or, if any Debt Securities are issued at original issue discount, such greater amount as may result in the initial offering prices for Debt Securities and Warrants to purchase Debt Securities.
(3) This Registration Statement also serves to register such indeterminate amount of securities that are to be offered and sold in connection with market making activities by an affiliate of the Registrant.
(4) Estimated solely for the purpose of calculating the registration fee. Any offering of Debt Securities or Warrants denominated in any foreign currency or currency unit will be treated as the equivalent in U.S.
    dollars based on the exchange rate applicable to the purchase of such Debt Securities or Warrants from the Registrant. No separate consideration will be received for Common Stock, Preferred Stock or Debt Securities that are issued upon conversion or exchange of Debt Securities, Preferred Stock or Depositary Shares registered hereunder.
(5) Such indeterminate number of shares of Preferred Stock as may from time to time be issued at indeterminate prices or issuable upon conversion or exchange of Debt Securities or exercise of Warrants.
(6) To be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event the Registrant elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and the shares of the Preferred Stock will be issued to the Depositary under the Deposit Agreement.
(7) Such indeterminate number of shares of Common Stock as may from time to time be issued upon exercise of Warrants or conversion or exchange of Debt Securities or Preferred Stock, to the extent any of such Debt Securities or shares of Preferred Stock are, by their terms convertible into Common Stock, registered hereunder.

                                --------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(a), MAY DETERMINE.

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+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A       +
+ REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH + + THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD +
+ NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION        +
+ STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER + + TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE + + OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE +
+ WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE          +
+ SECURITIES LAWS OF ANY STATE.                                               +
+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION, SEPTEMBER 26, 1997
PROSPECTUS
                         FIRST CHICAGO NBD CORPORATION
            DEBT SECURITIES AND WARRANTS TO PURCHASE DEBT SECURITIES
       FOREIGN CURRENCY WARRANTS, STOCK-INDEX WARRANTS AND OTHER WARRANTS
        PREFERRED STOCK, DEPOSITARY SHARES AND PREFERRED STOCK WARRANTS
                             COMMON STOCK WARRANTS

  First Chicago NBD Corporation (the "Company") may issue from time to time, together or separately, (i) in one or more series, its unsecured debt securities ("Debt Securities"), which may be either senior (the "Senior Securities") or subordinated (the "Subordinated Securities") in priority of payment, both of which may be convertible or exchangeable into common stock, par value $1.00 per share, of the Company ("Common Stock"), preferred stock of the Company ("Preferred Stock"), other Debt Securities, Debt Warrants, Common Stock Warrants, Preferred Stock Warrants or Depositary Shares (each as defined herein); (ii) warrants ("Debt Warrants") to purchase Debt Securities; (iii) options, warrants or other rights relating to the exchange of certain currencies ("Currency Warrants"); (iv) options, warrants or other rights entitling the holder to receive an amount in cash determined by reference to increases ("Stock-Index Call Warrants") and decreases ("Stock-Index Put Warrants" and, collectively with Stock-Index Call Warrants, being referred to herein as the "Stock-Index Warrants") in the level of a specified stock-index which may be based on one or more U.S. or foreign stocks or a combination thereof; (v) options, warrants or other rights relating to other items or indices ("Other Warrants"); (vi) shares of Preferred Stock which may be convertible into shares of Common Stock or exchangeable for Debt Securities;
(vii) shares of Preferred Stock represented by depositary shares ("Depositary Shares"); (viii) warrants to purchase shares of Preferred Stock ("Preferred Stock Warrants"); and (ix) warrants to purchase shares of Common Stock ("Common Stock Warrants"), in amounts, at prices and on terms to be determined at the time of the offering. The Debt Warrants, Currency Warrants, Stock-Index Warrants, Other Warrants, Preferred Stock Warrants and Common Stock Warrants are collectively referred to herein as the "Warrants"; and the Debt Securities, Warrants, shares of Preferred Stock and Depositary Shares are collectively referred to herein as the "Securities".

  The Company may issue Securities for proceeds up to an aggregate of $3,000,000,000, or the equivalent thereof if any of the Securities are denominated in a foreign currency or a foreign currency unit, including the European Currency Unit ("ECU"). The Securities of each series will be offered on terms determined at the time of sale. The Securities may be sold for U.S. dollars, foreign currencies or foreign currency units, and the principal of, and any interest on, the Debt Securities may be payable in U.S. dollars, foreign currencies or foreign currency units.

  The Senior Securities will rank equally with all other unsubordinated and unsecured indebtedness of the Company. The Subordinated Securities will be unsecured and subordinated as described under "Subordinated Securities".

  Unless otherwise specified in the Prospectus Supplement relating to Subordinated Securities, payment of the principal of Subordinated Securities may be accelerated only in the case of certain events involving the bankruptcy or insolvency of the Company, and no right of acceleration will exist in the case of default in the payment of principal or interest or in the performance of any covenant.

  When a particular series of Securities, in respect of which this Prospectus is being delivered, is offered, a supplement to this Prospectus (the "Prospectus Supplement") setting forth certain terms of the offered Securities will be delivered together with this Prospectus. The applicable Prospectus Supplement, among other things and where applicable, will include: (i) with regard to Debt Securities, the specific designation, priority, aggregate principal amount, currency or currency unit, rate (or method of calculation) and time of payment of any interest, authorized denominations, maturity, offering price, place or places of payment, redemption terms, terms of any repayment at the option of the holder, special provisions relating to Debt Securities in bearer form, terms for sinking fund payments, terms for conversion or exchange into other securities, provisions regarding original issue discount securities and other terms of such Debt Securities; (ii) with regard to Warrants, where applicable, the duration, aggregate amount, offering price, exercise price, and detachability; (iii) with regard to Debt Warrants, Preferred Stock Warrants and Common Stock Warrants, the applicable type and amount of Securities covered thereby; (iv) with regard to Stock-Index Warrants or Other Warrants, the applicable securities index or other items or indices with respect to which such warrants shall apply and the method of determining the cash value payable in connection with the exercise of such warrants; (v) with regard to Currency Warrants, the currency to which U.S. Dollars will be compared, the method of determining the cash value payable in connection with the exercise of such Currency Warrants, the manner in which such Currency Warrants may be exercised and any restrictions on exercise of such Currency Warrants; (vi) with regard to Preferred Stock, the specific number of shares, title, stated value and liquidation preference of each share, issuance price, dividend rate or method of calculation, dividend periods, dividend payment dates, any redemption or sinking fund provisions, any conversion or exchange provisions, whether fractional interests in shares of Preferred Stock will be offered through depositary arrangements and other specific terms of each series of Preferred Stock; and (vii) in the case of Depositary Shares, the fraction of a share of Preferred Stock which each such Depositary Share will represent.

  The Prospectus Supplement will also contain information, where applicable, about certain U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by the Prospectus Supplement.

  The Securities may be sold by the Company directly, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If any agent of the Company, or any underwriter, is involved in the sale of the Securities, the name of such agent or underwriter, the principal or stated amount to be purchased by it, any applicable commissions or discounts and the net proceeds to the Company from such sale will be set forth in, or may be calculated from, the Prospectus Supplement. The aggregate net proceeds to the Company from the sale of all the Securities will be the public offering or purchase price of the Securities sold less the aggregate of such commissions and discounts and other expenses of issuance and distribution. An affiliate of the Company may from time to time act as an agent or underwriter in connection with the sale of Securities to the extent permitted by applicable law. See "Plan of Distribution".

  This Prospectus and applicable Prospectus Supplement may be used by First Chicago Capital Markets, Inc. ("FCCM"), a wholly owned subsidiary of the Company, in connection with offers and sales related to secondary market transactions in the Securities to the extent permitted by applicable law. FCCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.

        THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER
           OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL
                   DEPOSIT INSURANCE CORPORATION, THE BANK
                         INSURANCE FUND OR ANY OTHER
                             GOVERNMENTAL AGENCY.
                                  -----------
THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES AND  EXCHANGE  COMMISSION OR  ANY STATE  SECURITIES COMMISSION
    PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
         REPRESENTATION  TO  THE  CONTRARY  IS  A  CRIMINAL  OFFENSE.
                                  -----------
                 The date of this Prospectus is         , 1997.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANOTHER PERSON. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information, as of particular dates, concerning directors and executive officers, their compensation, options granted to them, the principal holders of securities of the Company and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to stockholders of the Company and filed with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center (13th Floor), New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports and other information may also be accessed through the Commissions' electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's homepage on the Internet (http://www.sec.gov). In addition, such reports, proxy statements and other material concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York; the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois; and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California.

  The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities being offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Securities, reference is made to the Registration Statement, including the exhibits thereto. The Registration Statement may be inspected by anyone without charge at the principal office of the Commission in Washington, D.C. and copies of all or any part of it may be obtained from the Commission upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents heretofore filed by the Company with the Commission pursuant to Section 13 of the Exchange Act are incorporated herein by reference:

    (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

    (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

    (iii) The Company's Current Reports on Form 8-K dated January 13, 1997, January 15, 1997, February 7, 1997, April 14, 1997 and July 14, 1997; and

    (iv) The description of the Company's common stock set forth in the registration statement filed by NBD Bancorp, Inc. ("NBD") pursuant to
  Section 12 of the Exchange Act and any amendment or report filed with the Commission for the purpose of updating such description.

  All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  ANY PERSON RECEIVING A COPY OF THIS PROSPECTUS MAY OBTAIN WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, EXCEPT FOR THE EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS SHOULD BE ADDRESSED TO FIRST CHICAGO NBD CORPORATION, ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS 60670, ATTENTION: INVESTOR RELATIONS (312) 732-4812.

                         FIRST CHICAGO NBD CORPORATION

GENERAL

  The Company is a multi-bank holding company registered under the Bank Holding Company Act, as amended ("the "BHC Act"), which was incorporated under the laws of the State of Delaware in 1972. The Company is the surviving corporation resulting from the merger (the "Merger"), effective December 1, 1995, of First Chicago Corporation, a Delaware corporation ("First Chicago") and registered bank holding company, with and into NBD, a Delaware corporation and registered bank holding company. The Company's lead bank is The First National Bank of Chicago ("FNBC"). The Company also is the parent corporation of NBD Bank, Detroit, Michigan ("NBD Michigan"), American National Bank and Trust Company of Chicago ("ANB"), FCC National Bank ("FCCNB"), NBD Bank, N.A., Indianapolis, Indiana ("NBD Indiana"), NBD Bank (Florida) and several other bank subsidiaries. FCCNB is a Delaware-based national banking association primarily engaged in the issuance of VISA and MasterCard credit cards.

  Through its banking subsidiaries, the Company provides consumer and corporate banking products and services. In addition, the Company, directly or indirectly, owns the stock of various nonbank companies engaged in businesses related to banking and finance.

  In addition to its equity investment in subsidiaries, the Company, directly or indirectly, raises funds principally to finance the operations of its nonbank subsidiaries. A substantial portion of the Company's annual income typically has been derived from dividends from its subsidiaries, and from interest on loans, some of which are subordinated, to its subsidiaries.

  The Company engages primarily in three lines of business--regional banking, which includes retail banking and middle market banking; corporate and institutional banking and corporate investments; and credit card. Each of these businesses is conducted through the Company's bank and nonbank subsidiaries.

  Because the Company is a holding company, its rights and the rights of its creditors, including the holders of the Debt Securities, to participate in the assets of any subsidiary upon the subsidiary's liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

  The Company's executive offices are located at One First National Plaza, Chicago, Illinois 60670, and the telephone number is (312) 732-4000.

SUPERVISION AND REGULATION

  The operations of financial institutions may be affected by legislative changes and by the policies of various regulatory authorities. In particular, bank holding companies and their subsidiaries are affected by the credit policies of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") through its regulation of the national supply of bank credit. Among the instruments of monetary policy used by the Federal Reserve Board to implement its objectives are open market operations in U.S. Government securities, changes in the discount rate on bank borrowings and changes in reserve requirements on bank deposits.

  Bank holding companies, banks and financial institutions generally are highly regulated, with numerous federal and state laws and regulations governing their activities. As a bank holding company, the Company is subject to regulation under the BHC Act and is subject to examination and supervision by the Federal Reserve Board. Under the BHC Act, the Company is prohibited, with certain exceptions, from acquiring or retaining direct or indirect ownership or control of voting shares of any company which is not a bank or bank holding company, and from engaging in activities other than those of banking or of managing or controlling banks, other than subsidiary companies and activities which the Federal Reserve Board determines to be so closely related to the business of banking as to be a proper incident thereto. The acquisition of direct or indirect ownership or control of a bank or bank holding company by the Company is also subject to certain restrictions under the BHC Act and applicable state laws.

  The Company is a legal entity separate and distinct from the Company's banking subsidiaries (the "Banks") and the Company's other affiliates. Investors should be aware of the various legal limitations on the extent to which the Banks can finance or otherwise supply funds to the Company or various of its affiliates. In particular, the Banks are subject to certain restrictions imposed by the laws of the United States on any extensions of credit to the Company or, with certain exceptions, other affiliates, on investments in stock or other securities thereof, on the taking of such securities as collateral for loans, and on the terms of transactions between the Banks and other subsidiaries. The Company and its subsidiaries, including the Banks, are also subject to certain restrictions with respect to engaging in the issuance, flotation, underwriting, public sale or distribution of securities.

  Various federal and state laws govern the operations of the Banks. The national bank subsidiaries of the Company, including FNBC, ANB, FCCNB and NBD Indiana, are supervised, examined and regulated by the Office of the Comptroller of the Currency (the "Comptroller") under the National Bank Act, as amended. Since national banks are also members of the Federal Reserve System and their deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC"), they are also subject to the applicable provisions of the Federal Reserve Act, as amended, and the Federal Deposit Insurance Act, as amended, and, in certain respects, to state laws applicable to financial institutions. NBD Michigan and the other state-chartered bank subsidiaries of the Company are, in general, subject to the same or similar restrictions and regulations, but with more extensive regulation and examination by state banking departments, the Federal Reserve Board for state banks which are members of the Federal Reserve System, and the FDIC for state banks which are not members of the Federal Reserve System. In addition, the Banks' operations in other countries are subject to various restrictions imposed by the laws of such countries.

  Federal law prohibits the Company and certain of its affiliates from borrowing from the Banks without the prior approval of the respective Bank's Board of Directors and unless such loans are secured by U.S. Treasury or other specified obligations. Further, such secured loans and investments by any of the Banks are limited in amount as to the Company or any other such affiliate to 10% of the respective Bank's capital and surplus and as to the Company and all such affiliates to an aggregate 20% of the respective Bank's capital and surplus. Under Federal Reserve Board policy, the Company is expected to act as a source of financial strength to each Bank and to commit resources to support such Bank in circumstances where it might not do so absent such policy. In addition, any capital loans by the Company to any of the Banks would be subordinate in right of payment to deposits and to certain other indebtedness of such Bank.

  Additionally, there are certain federal and state regulatory limitations on the payment of dividends to the Company by the Banks. Dividend payments by national banks are limited to the lesser of (i) the level of undivided profits and (ii) absent regulatory approval, an amount not in excess of net income for the current year combined with retained net income for the preceding two years. As of January 1, 1997, the Banks could have declared additional dividends of approximately $0.9 billion without the approval of banking regulatory agencies. The payment of dividends by any Bank may also be affected by other factors, such as the maintenance of adequate capital for such Bank. Bank regulatory agencies have the authority to prohibit the banking organizations they supervise from paying dividends if, in the bank regulator's opinion, the payment of dividends would, in light of the financial condition of such bank, constitute an unsafe or unsound practice.

  As a bank holding company, the Company and its subsidiaries generally are prohibited from engaging in certain tie-in arrangements in connection with extensions of credit or providing property or services.

CAPITAL ADEQUACY

  The Federal Reserve Board has adopted risk-based capital guidelines for bank holding companies that require bank holding companies to maintain a minimum ratio of total capital to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) of 8%. At least half of total capital must be composed of common stockholders' equity, minority interest, noncumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred stock, less disallowed intangibles and other adjustments ("Tier I capital"). The remainder ("Tier II capital") may consist of subordinated debt, other preferred stock, certain other instruments and a limited amount of loan loss reserves. At June 30, 1997 the Company's consolidated Tier I capital and total capital ratios were 8.6% and 12.4%, respectively.

  In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier I capital to total average assets (the "leverage ratio") of 3% for bank holding companies that meet certain specified criteria, including those having the highest regulatory rating. All other bank holding companies generally are required to maintain a leverage ratio of at least 3% plus an additional cushion of 100 to 200 basis points. The Company's leverage ratio at June 30, 1997, was 8.6%. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it will consider a "tangible Tier I capital leverage ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

  Each of the Banks is subject to similar risk-based and leverage capital requirements adopted by its applicable federal banking agency. Each of the Company's Banks was in compliance with the applicable minimum capital requirements as of June 30, 1997. Neither the Company nor any of the Banks has been advised by any federal banking agency of any specific minimum leverage ratio requirement applicable to it.

  Failure to meet capital requirements could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restrictions on its business, which are described below under "FDICIA and FIRREA".

FDICIA AND FIRREA

  The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") significantly expanded the regulatory and enforcement powers of federal banking regulators, in particular the FDIC, and has important consequences for the Company, the Banks and other depository institutions located in the United States.

  A major feature of FDICIA is the comprehensive directions it gives to federal banking regulators to promptly direct or require the correction of problems at inadequately capitalized banks in the manner that is least costly to the federal deposit insurance funds. The degree of corrective regulatory involvement in the operations and management of banks and their holding companies is, under FDICIA, largely determined by the actual or anticipated capital positions of the subject institution.

  FDICIA established five tiers of capital measurement for regulatory purposes ranging from "well capitalized" to "critically undercapitalized." Under regulations adopted by the federal banking agencies, a depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if its tangible equity is not greater than 2% of total tangible assets. A depository institution may be deemed to be in a capitalization category lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating. FDICIA requires banking regulators to take increasingly strong corrective steps, based on the capital tier of any subject bank, to cause such bank to achieve and maintain capital adequacy. Even if a bank is adequately capitalized, however, the banking regulators are authorized to apply corrective measures if the bank is determined to be in an unsafe or unsound condition or engaging in an unsafe or unsound activity.

  Depending on the level of capital of an insured depository institution, the banking regulatory agencies' corrective powers can include: requiring a capital restoration plan; placing limits on asset growth and restrictions on activities; requiring the institution to reduce total assets; requiring the institution to issue additional stock (including voting stock) or to be acquired; placing restrictions on transactions with affiliates; restricting the interest rate the institution may pay on deposits; ordering a new election for the institution's board of directors; requiring that certain senior executive officers or directors be dismissed; prohibiting the institution from accepting deposits from correspondent banks; requiring the institution to divest certain subsidiaries; prohibiting the payment of principal or interest on subordinated debt; prohibiting the institution's parent bank holding company from making capital distributions without prior regulatory approval; and, ultimately, appointing a receiver for the institution.

  If the insured depository institution is undercapitalized, the parent bank holding company is required to guarantee that the institution will comply with any capital restoration plan submitted to, and approved by, the appropriate federal banking agency in an amount equal to the lesser of (i) 5% of the institution's total assets at the time the institution became undercapitalized or (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all applicable capital standards as of the time the institution fails to comply with the capital restoration plan. If such parent bank holding company guarantee is not obtained, the capital restoration plan may not be accepted by the banking regulators. As a result, such institution would be subject to the more severe restrictions imposed on significantly undercapitalized institutions. Further, the failure of such a depository institution to submit an acceptable capital plan is grounds for the appointment of a conservator or receiver.

  FDICIA also contains a number of other provisions affecting depository institutions, including additional reporting and independent auditing requirements, the establishment of safety and soundness standards, the changing of FDIC insurance premiums from flat amounts to the system of risk-based assessments described below under "FDIC Insurance," a review of accounting standards, and supplemental disclosures and limits on the ability of all but well capitalized depository institutions to acquire brokered deposits.

  Since FDICIA was enacted, Congress has enacted the Riegle Community Development and Regulatory Improvement Act of 1994, the Economic Growth and Regulatory Paperwork Reduction Act of 1996 and other legislation, which contain a number of specific provisions easing to some extent the regulatory burden on banks and bank holding companies, including some FDICIA-imposed requirements, and which are intended to make the bank regulatory system more efficient. When required, federal banking regulators are taking actions to implement these provisions.

  The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), among other things, provides generally that, upon the default of any bank of a multi-unit holding company, the FDIC may assess an affiliated insured depository institution for the estimated losses incurred by the FDIC. Specifically, FIRREA provides that a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred ~by, the FDIC, in connection with (i) the default of a commonly controlled FDIC-insured depository institution or
(ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of a default. "Default" is defined generally as the appointment of a~ conservator or receiver. "In danger of a default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. All of the Banks are FDIC-insured depository institutions.

FDIC INSURANCE

  The Banks are subject to FDIC deposit insurance assessments. Under the FDIC's risk-based assessment system, the assessment rate is based on classification of a depository institution in one of nine risk assessment categories. Such classification is based upon the institution's capital level and upon certain supervisory evaluations of the institution by its primary regulator. The assessment rate schedule, effective January 1, 1997, creates a spread in assessment rates ranging from 0.27% per annum on the amount of domestic deposits for banks classified as weakest by the FDIC down to no annual assessment for banks classified as strongest by the FDIC.

INTERSTATE BANKING AND BRANCHING

  The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Riegle-Neal Act") significantly revised prior laws applicable to interstate acquisitions of banks and bank holding companies and the branching powers of national banks. Prior to the Riegle-Neal Act, the Federal Reserve Board was not permitted to approve an application to acquire shares of a bank located outside the state in which the operations of the applicant's bank subsidiaries were principally conducted unless the acquisition were specifically authorized by a statute of the acquired bank's state. The Federal Reserve Board is now authorized to approve an application of an adequately capitalized and adequately managed bank holding company to acquire control of a bank located in another state without regard to whether such transaction is prohibited under the law of such state. The Federal Reserve Board may not, however, approve such an application if, following the acquisition, the applicant would control either (1) more than 10% of all insured depository institution deposits in the United States or (2) under certain circumstances, 30% or more of all insured depository institution deposits in any state where either the applicant or the acquired bank is located. The 30% limit on aggregate deposits that may be controlled by an applicant can be adjusted by the states on a non-discriminatory basis.

  The Riegle-Neal Act also revises the rules applicable to mergers between insured banks located in different states. Before passage of the Riegle-Neal Act, such mergers generally were not authorized. Commencing June 1, 1997, however, adequately capitalized and adequately managed insured banks in different states may merge without regard to whether the merger is authorized under the law of any state. States may elect to prohibit interstate bank mergers or may elect to permit early interstate bank mergers by adopting, prior to June 1, 1997, legislation that expressly so provides, and that applies on equal terms to all out-of-state banks. The Riegle-Neal Act provides that an interstate merger involving the acquisition of a branch (as distinguished from an entire bank) or the de novo establishment of a national bank branch in another state may be approved only if the law of the host state expressly permits such action. Generally, an interstate merger may not be approved if, following the merger, the resulting bank would control (1) more than 10% of all insured depository institution deposits in the United States or (2) under certain circumstances, 30% or more of all insured depository institution deposits in any state where the resulting bank will be located. The 30% limit on aggregate deposits that may be controlled by the resulting bank can be adjusted by the states on a non-discriminatory basis. The laws of the host state regarding community reinvestment, consumer protection, fair lending and the establishment of intrastate branches will apply to any out-of-state branch of a national bank unless preempted by federal law or the Comptroller determines that application of such laws would have a discriminatory effect on the national bank.

  The Riegle-Neal Act contains a number of other provisions related to banks and bank holding companies, including: authorization of interstate branching by foreign banks; additional branch closing notice requirements for interstate banks proposing to close a branch in a low or moderate income area; amendments to the

Community Reinvestment Act of 1977 to require separate written evaluations of an insured depository institution for each state in which it maintains branches; a prohibition on interstate banks maintaining out-of-state deposit production offices; and authorization for a bank subsidiary of a bank holding company to receive deposits, renew time deposits, close and service loans and receive payments on loans as agent for a depository institution affiliate of such bank.

  The extent to, and terms on, which full interstate branching and certain other actions authorized under the Riegle-Neal Act are implemented will depend on the actions of entities other than the Company and the Banks, including the legislatures of the various states. Further developments by state and federal authorities, including legislation, with respect to matters covered by the Riegle-Neal Act reasonably can be anticipated to occur in the future. In addition, there may be new, significant banking legislation enacted or introduced in the current Congress related to bank holding companies and their powers; the likelihood of passage and effect, if any, of such legislation on the Company and the Banks cannot be predicted.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

  The ratios of earnings to fixed charges for the Company, which are computed on the basis of the total enterprise (as defined by the Commission) by dividing earnings before fixed charges and income taxes by fixed charges, are set forth below for the periods indicated. Also set forth below are the ratios of earnings to combined fixed charges and preferred stock dividends, which are computed on the basis of the total enterprise by dividing earnings before fixed charges and income taxes by fixed charges and preferred stock dividend requirements for the periods indicated. Fixed charges consist principally of interest expense on all long- and short-term borrowings, excluding or including interest on deposits as indicated.

                                                                    SIX MONTHS
                                                                      ENDED
                                          YEAR ENDED DECEMBER 31,    JUNE 30,
                                        --------------------------- ----------
                                        1996 1995 1994    1993 1992    1997
                                        ---- ---- ----    ---- ----    ----
Earnings to Fixed Charges:
  Excluding interest expense on
   deposits............................ 2.2x 1.8x 2.2x    3.0x 1.3x    2.5x
  Including interest expense on
   deposits............................ 1.5x 1.4x 1.6x    1.8x 1.1x    1.6x
Earnings to Combined Fixed Charges and
 Preferred Dividends:
  Excluding interest expense on
   deposits............................ 2.1x 1.7x 2.1x(1) 2.7x 1.2x    2.4x
  Including interest expense on
   deposits............................ 1.5x 1.3x 1.5x(1) 1.7x 1.1x    1.6x

--------
(1) For 1994, preferred dividends include a $4.5 million premium related to the redemption of the 10% Cumulative Preferred Stock, Series D of First Chicago.

                                USE OF PROCEEDS

  Unless otherwise provided in the Prospectus Supplement, the Company will use the net proceeds from the sale of the Securities for general corporate purposes, including the funding of investments in, or extensions of credit to, the Company's subsidiaries. Pending the uses described above, the Company may temporarily invest the net proceeds from the sale of the Securities in various short-term securities or apply the net proceeds to reduce short-term indebtedness. Based upon the historic and anticipated future growth of the Company and the financial needs of its subsidiaries, the Company anticipates that it will, on a recurrent basis, engage in additional financings in character and amount to be determined.

                        DESCRIPTION OF DEBT SECURITIES

                                    GENERAL

  The Debt Securities will constitute either Senior Securities or Subordinated Securities. The Senior Securities will be issued under an Indenture dated as of October 1, 1997 (the "Senior Indentures"), between the Company and First Security Bank, National Association, as Trustee ("First Security"). The Subordinated Securities will be issued under an Indenture dated as of October 1, 1997 (the "Subordinated Indenture"), between the Company and First Trust National Association, as Trustee ("First Trust"). The Senior Indenture and the Subordinated Indenture are collectively referred to herein as the "Indentures". References to the "Trustee" shall mean First Security or First Trust, as applicable. The statements under this caption are brief summaries of certain provisions contained in the Indentures, do not purport to be complete and are qualified in their entirety by reference to the applicable Indenture, copies of which are exhibits to the Registration Statement. Whenever defined terms are used but not defined herein, such terms shall have the meanings ascribed to them in the applicable Indenture, it being intended that such defined terms shall be incorporated herein by reference.

  The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of any Debt Securities and the extent, if any, to which such general provisions may apply to such Debt Securities will be described in the Prospectus Supplement relating to such Debt Securities.

  None of the Indentures limits the amount of Debt Securities which may be issued thereunder, and each Indenture provides that Debt Securities of any series may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company and may be denominated in any currency or currency unit designated by the Company. Neither the Indentures nor the Debt Securities will limit or otherwise restrict the amount of other indebtedness which may be incurred or the other securities which may be issued by the Company or any of its subsidiaries.

  Debt Securities of a series may be issuable in registered form without coupons ("Registered Securities"), in bearer form with or without coupons attached ("Bearer Securities") or in the form of one or more global securities in registered or bearer form (each a "Global Security"). Bearer Securities, if any, will be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions.

  Reference is made to the Prospectus Supplement for a description of the following terms, where applicable, of each series of Debt Securities in respect of which this Prospectus is being delivered: (1) the title of such Debt Securities; (2) the limit, if any, on the aggregate principal amount or aggregate initial public offering price of such Debt Securities; (3) the priority of payment of such Debt Securities; (4) the price or prices (which may be expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued; (5) the date or dates on which the principal of the Debt Securities will be payable; (6) the rate or rates (which may be fixed or variable) per annum at which such Debt Securities will bear interest, if any, or the method of determining the same; (7) the date or dates from which such interest, if any, on the Debt Securities will accrue, the date or dates on which such interest, if any, will be payable, the date or dates on which payment of such interest, if any, will commence and the Regular Record Dates for such Interest Payment Dates; (8) the extent to which any of the Debt Securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global Debt Security will be paid; (9) each office or agency where, subject to the terms of the applicable Indenture, the Debt Securities may be presented for registration of transfer or exchange; (10) the place or places where the principal of (and premium, if any) and interest, if any, on the Debt Securities will be payable; (11) the date or dates, if any, after which such Debt Securities may be redeemed or purchased in whole or in part, at the option of the Company or mandatorily pursuant to any sinking, purchase or analogous fund or may be required to be purchased or redeemed at the option of the holder, and the redemption or repayment price or prices thereof; (12) the denomination or denominations in which such Debt Securities are authorized to be issued; (13) the currency, currencies or units (including ECU) based on or related to currencies for which the Debt Securities may be purchased and the currency, currencies or currency units (including ECU) in which the principal of, premium, if any, and any interest on such Debt Securities may be payable; (14) any index used to determine the amount of payments of principal of, premium, if any, and interest on the Debt Securities; (15) whether any of the Debt Securities are to be issuable as Bearer Securities and/or Registered Securities, and if issuable as Bearer Securities, any limitations on issuance of such Bearer Securities and any provisions regarding the transfer or exchange of such Bearer Securities (including exchange for registered Debt Securities of the same series); (16) the payment of any additional amounts with respect to the Debt Securities; (17) whether any of the Debt Securities will be issued as Original Issue Discount Securities (as defined below); (18) information with respect to book-entry procedures, if any; (19) the terms, if any, upon which the Debt Securities may be convertible into or exchanged for Common Stock, Preferred Stock (which may be represented by Depositary Shares), other Debt Securities, Debt Warrants, Common Stock Warrants or Preferred Stock Warrants or any other securities of the Company and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other provision in addition to or in lieu of those described herein; (20) any additional covenants or Events of Default not currently set forth in the applicable Indenture; and (21) any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture.

  If any of the Debt Securities are sold for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or interest on any series of Debt Securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such currencies or currency units will be set forth in the Prospectus Supplement relating thereto.

  Debt Securities may be issued as original issue discount Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) ("Original Issue Discount Securities"), to be sold at a substantial discount below the stated principal amount thereof due at the stated maturity of such Debt Securities. There may not be any periodic payments of interest on Original Issue Discount Securities as defined herein. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder of such Original Issue Discount Security upon such acceleration will be determined in accordance with the Prospectus Supplement, the terms of such security and the Indenture, but will be an amount less than the amount payable at the maturity of the principal of such Original Issue Discount Security. Federal income tax considerations with respect to Original Issue Discount Securities will be set forth in the Prospectus Supplement relating thereto.

REGISTRATION AND TRANSFER

  Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities will be issued only as Registered Securities. If Bearer Securities are issued, the United States Federal income tax consequences and other special considerations, procedures and limitations applicable to such Bearer Securities will be described in the Prospectus Supplement relating thereto.

  Debt Securities issued as Registered Securities will be without coupons. Debt Securities issued as Bearer Securities shall have interest coupons attached, unless issued as zero coupon securities.

  Registered Securities (other than a Global Security) may be presented for transfer (with the form of transfer endorsed thereon duly executed) or exchanged for other Debt Securities of the same series at the office of the Note Registrar specified according to the terms of the applicable Indenture. The Company has agreed in each of the Indentures that, with respect to Registered Securities having The City of New York as a place of payment, the Company will appoint a Note Registrar or Co-Note Registrar located in The City of New York for such transfer or exchange. Such transfer or exchange shall be made without service charge, but the Company may require payment of any taxes or other governmental charges as described in the applicable Indenture. Provisions relating to the exchange of Bearer Securities for other Debt Securities of the same series (including, if applicable, Registered Securities) will be described in the applicable Prospectus Supplement. In no event, however, will Registered Securities be exchangeable for Bearer Securities.

GLOBAL SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Debt Securities and certain limitations and restrictions relating to a series of Bearer Securities in the form of one or more Global Securities, will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary. Such accounts shall be designated by the underwriters or agents with respect to such Debt Securities. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the applicable Depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

  So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

  Payments of principal of, premium, if any, and interest, if any, on individual Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. Neither the Company, the Trustee for such Debt Securities, any Paying Agent, nor the Note Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Subject to certain restrictions relating to Bearer Securities, the Company expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing any of such Debt Securities will credit participants' accounts immediately with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Debt Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such participants. With respect to owners of beneficial interests in a temporary Global Security representing Bearer Securities, receipt by such beneficial owners of payments of principal, premium or interest in respect thereof will be subject to additional restrictions.

  If the Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities of such series in definitive form in exchange for the Global Security representing such series of Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of a series represented by one or more Global Securities and, in such event, will issue individual Debt Securities of such series in definitive form in exchange for the Global Security or Securities representing such series of Debt Securities. Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company, Trustee and the Depositary for such Global Security, receive Debt Securities of such series in definitive form in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (if the Debt Securities of such series are issuable as Registered Securities). Debt Securities of such series so issued in definitive form will be issued (a) as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Debt Securities of such series are issuable as Registered Securities,
(b) as Bearer Securities in the denomination, unless otherwise specified by the Company, of $5,000 if the Debt Securities of such series are issuable as Bearer Securities or (c) as either Registered or Bearer Securities, if the Debt Securities of such series are issuable in either form. Certain restrictions may apply, however, on the issuance of a Bearer Security in definitive form in exchange for an interest in a Global Security.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of, premium, if any, and any interest on Registered Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made (i) by check mailed to the address of the person entitled thereto as such address shall appear in the applicable Note Register or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the applicable Note Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such payment.

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of, premium, if any, and any interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time, at the option of the Holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities will be made only against surrender of the coupon relating to such Interest Payment Date. No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

LEVERAGED AND OTHER TRANSACTIONS

  Each Indenture and the Debt Securities do not contain, among other things, provisions which would afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company which could adversely affect the holders of Debt Securities.

MODIFICATION OF THE INDENTURE; WAIVER OF COVENANTS

  Each Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of each affected series, modifications and alterations of such Indenture may be made which affect the rights of the holders of such Debt Securities; provided, however, that no such modification or alteration may be made without the consent of the holder of each Debt Security so affected which would, among other things, (i) change the maturity of the principal of, or of any installment of interest (or premium, if any) on, any Debt Security issued pursuant to such Indenture, or reduce the principal amount thereof or any premium thereon, or change the method of calculation of interest or the currency of payment of principal or interest (or premium, if any) on, or reduce the minimum rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or with respect to any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof; or (ii) reduce the above-stated percentage in principal amount of outstanding Debt Securities required to modify or alter such Indenture.

CONVERTIBLE DEBT SECURITIES

  Certain Debt Securities (the "Convertible Debt Securities") may be convertible into other Securities of the Company. The holders of such Convertible Debt Securities of a specified series may be entitled or, if so provided in the applicable Prospectus Supplement, may be required at such time or times specified in the applicable Prospectus Supplement, subject to prior redemption, repayment or repurchase, to convert any Convertible Debt Securities of such series (in denominations set forth in the applicable Prospectus Supplement) into Common Stock, Preferred Stock, Common Stock Warrants, Preferred Stock Warrants, another series of Debt Securities, Debt Warrants or Depositary Shares, as the case may be, (collectively, the foregoing securities into which the Convertible Debt Securities may convert are referred to herein as "Conversion Securities") at the conversion price set forth in the applicable Prospectus Supplement, subject to adjustment as described below, and in the applicable Prospectus Supplement. The relevant provisions for each series of Convertible Debt Securities will be set forth in the applicable Prospectus Supplement. Except as described below or in the applicable Prospectus Supplement, no adjustment will be made upon conversion of any Convertible Debt Securities for interest accrued thereon or for dividends on any Conversion Securities issued. If any Convertible Debt Securities not called for redemption are converted between a Regular Record Date for the payment of interest and the next succeeding Interest Payment Date, such Convertible Debt Securities must be accompanied by funds equal to the interest payable on such succeeding Interest Payment Date on the principal amount so converted. The Company is not required to issue fractional shares of Common Stock or Preferred Stock upon conversion of Convertible Debt Securities that are convertible into Common Stock or Preferred Stock, respectively, and, in lieu thereof, will pay a cash adjustment, in the case of Convertible Debt Securities convertible into Common Stock, based upon the market value of the Common Stock, and in the case of Convertible Debt Securities convertible into Preferred Stock, based upon the liquidation preference of such series of Preferred Stock, unless otherwise specified in the Prospectus Supplement. In the case of Convertible Debt Securities convertible into securities other than Common Stock or Preferred Stock, such adjustment will be based on such method as is set forth in the Prospectus Supplement.

  The conversion price for a series of Convertible Debt Securities that are convertible into Common Stock is subject to adjustment upon the occurrence of certain events under formulas that will be set forth in the applicable Prospectus Supplement.

  In the event of a taxable distribution to holders of Common Stock or Preferred Stock (or other transaction) which results in any adjustment of the conversion price of Convertible Debt Securities that are convertible into Common Stock or Preferred Stock, the holders of such Convertible Debt Securities may, in certain circumstances, be deemed to have received a distribution subject to United States Federal income tax as a dividend; in certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of Common Stock or Preferred Stock acquired upon conversion of such Convertible Debt Securities.

CONSOLIDATION, MERGER OR SALE OF ASSETS

  Each Indenture provides that the Company may, without the consent of the holders of any of the Debt Securities outstanding under the applicable Indenture, consolidate with, merge into or transfer its assets substantially as an entirety to any person, provided that (i) any such successor assumes the Company's obligations on the applicable Debt Securities and under the applicable Indenture, (ii) after giving effect thereto, no Event of Default (as defined in the Senior Indenture) in the case of the Senior Securities, or Default (as defined in the Subordinated Indenture) in the case of the Subordinated Securities, shall have happened and be continuing and (iii) certain other conditions under the applicable Indenture are met. Accordingly, any such consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create any Event of Default or Default which would entitle holders of the Debt Securities, or the Trustee on their behalf, to take any of the actions described below under "Senior Securities--Events of Default, Waivers, etc." or "Subordinated Securities--Events of Default, Waivers, etc."

                               SENIOR SECURITIES

  The Senior Securities will be direct, unsecured obligations of the Company and will rank pari passu with all outstanding unsecured senior indebtedness of the Company.

EVENTS OF DEFAULT, WAIVERS, ETC.

  An Event of Default with respect to Senior Securities of any series is defined in the Senior Indenture as (i) default in the payment of principal of or premium, if any, on any of the Senior Securities of that series outstanding under the Senior Indenture when due; (ii) default in the payment of interest on any of the Senior Securities of that series outstanding under the Senior Indenture when due and continuance of such default for 30 days; (iii) default in the performance of any other covenant of the Company in the Senior Indenture with respect to Senior Securities of such series and continuance of such default for 60 days after written notice; (iv) due acceleration of any indebtedness for borrowed money in principal amount in excess of $1,000,000 of the Company under the terms of the instrument under which such indebtedness is issued or secured, if such acceleration is not rescinded or annulled or such indebtedness is not discharged within 30 days after written notice; (v) certain events of bankruptcy, insolvency or reorganization of the Company; and
(vi) any other event that may be specified in a Prospectus Supplement with respect to any series of Senior Securities. If an Event of Default with respect to any series of Senior Securities for which there are Senior Securities outstanding under the Senior Indenture occurs and is continuing, either the applicable Trustee or the holders of not less than 25% in aggregate principal amount of the Senior Securities of such series outstanding may declare the principal amount (or if such Senior Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Senior Securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the Senior Securities of any series outstanding under the Senior Indenture may waive an Event of Default resulting in acceleration of such Senior Securities, but only if all Events of Default with respect to Senior Securities of such series have been remedied and all payments due (other than those due as a result of acceleration) have been made. If an Event of Default occurs and is continuing, the applicable Trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the Senior Securities of any series outstanding under the Senior Indenture and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the Senior Indenture shall, proceed to protect the rights of the holders of all the Senior Securities of such series. Prior to acceleration of maturity of the Senior Securities of any series outstanding under the Senior Indenture, the holders of a majority in aggregate principal amount of such Senior Securities may waive any past default under the Senior Indenture except a default in the payment of principal of, premium, if any, or interest on the Senior Securities of such series.

  The Senior Indenture provides that upon the occurrence of an Event of Default specified in clauses (i) or (ii) of the immediately preceding paragraph, the Company will, upon demand of the applicable Trustee, pay to it, for the benefit of the holder of any such Senior Security, the whole amount then due and payable on such Senior Securities for principal, premium, if any, and interest. The Senior Indenture further provides that if the Company fails to pay such amount forthwith upon such demand, such Trustee may, among other things, institute a judicial proceeding for the collection thereof.

  A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

  The Senior Indenture also provides that notwithstanding any other provision of the Senior Indenture, the holder of any Senior Security of any series shall have the right to institute suit for the enforcement of any payment of principal of, premium, if any, and interest on such Senior Securities when due and that such right shall not be impaired without the consent of such holder.

  The Company is required to file annually with the Trustee a written statement of officers as to the existence or non-existence of defaults under the Senior Indenture or the Senior Securities.

REGARDING FIRST SECURITY

  First Security, the Trustee under the Senior Indenture, has its principal corporate trust office at 79 South Main Street, Salt Lake City, Utah 84111. The Company has normal banking relationships with First Security.

                            SUBORDINATED SECURITIES

  The Subordinated Securities will be direct, unsecured obligations of the Company and will be subject to the subordination provisions described below. The Subordinated Securities will be subordinated to the senior indebtedness and general obligations of the Company.

SUBORDINATION

  It is the intent of the Company that Subordinated Securities issued by the Company be treated as capital for calculation of regulatory capital ratios. The Federal Reserve Board ~ has issued interpretations of its capital regulations indicating, among other things, that subordinated debt of bank holding companies issued on or after September 4, 1992, is includable in capital for calculation of regulatory capital ratios only if the subordination of the debt meets certain criteria and if the debt may be accelerated only for bankruptcy, insolvency and similar matters (the "Subordination Interpretations"). Accordingly, the Subordinated Indenture contains subordination and acceleration provisions for the Subordinated Securities which are intended to be consistent with the Subordination Interpretations. Subordinated debt of the Company (including subordinated debt issued prior to the Merger by First Chicago and NBD) issued after September 4, 1992, which meets the Subordination Interpretations are referred to herein as "New Subordinated Securities". Unless otherwise specified in the Prospectus Supplement relating to a particular series of Subordinated Securities offered thereby, Subordinated Securities offered pursuant to this Prospectus will constitute New Subordinated Securities. See "Events of Default, Defaults, Waivers, etc." below.

  Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest on the Subordinated Securities is to be subordinated in right of payment, to the extent provided in the Subordinated Indenture, to the prior payment in full of all Senior Indebtedness. In certain events of bankruptcy or insolvency, the payment of the principal of and interest on the Subordinated Securities will, to the extent provided in the Subordinated Indenture, also be effectively subordinated in right of payment to the prior payment in full of all General Obligations.

  Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization, the holders of Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due before the holders of the Subordinated Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the Subordinated Securities. If upon any such payment or distribution of assets there remain, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, any amounts of cash, property or securities available for payment or distribution in respect of the Subordinated Securities ("Excess Proceeds") and if, at such time, any creditors in respect of General Obligations have not received payment in full of all amounts due or to become due on or in respect of such General Obligations, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such General Obligations before any payment or distribution may be made in respect of the Subordinated Securities. The other New Subordinated Securities issued prior to the date of this Prospectus contain similar provisions subordinating any payment or distribution on such New Subordinated Securities to the payment of amounts due or to become due on or in respect of general obligations of the Company.

  In addition, no payment may be made of the principal of, premium, if any, or interest on the Subordinated Securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Securities, at any time when (i) there is a default in the payment of the principal of, premium, if any, interest on or otherwise in respect of any Senior Indebtedness or (ii) any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of such payment on the Subordinated Securities or any redemption, retirement, purchase or other acquisition of any of the Subordinated Securities, permitting the holders of such Senior Indebtedness to accelerate the maturity thereof. Except as described above, the obligation of the Company to make payment of the principal of, premium, if any, or interest on the Subordinated Securities will not be affected.

  By reason of such subordination in favor of the holders of Senior Indebtedness, in the event of a distribution of assets upon any dissolution, winding up, liquidation or reorganization, certain creditors of the Company who are not holders of Senior Indebtedness or of the Subordinated Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of the Subordinated Securities. By reason of the subordination of payments and distributions on the New Subordinated Securities to creditors in respect of general obligations, in the event of a distribution of assets upon any dissolution, winding up, liquidation or reorganization, holders of Old Subordinated Indebtedness (as defined herein) may recover less, ratably, than creditors in respect of general obligations and may recover more, ratably, than the holders of New Subordinated Securities.

  Subject to payment in full of all Senior Indebtedness, the rights of the holders of Subordinated Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness. Subject to payment in full of all General Obligations, the rights of the holders of the Subordinated Securities will be subrogated to the rights of the creditors in respect of General Obligations to receive payments or distributions of cash, property or securities of the Company applicable to such creditors in respect of General Obligations.

  "Senior Indebtedness" is defined in the Subordinated Indenture as the principal of, premium, if any, and interest on (i) all of the Company's indebtedness for money borrowed (but excluding trade accounts payable arising in the ordinary course of business), other than (x) the Subordinated Securities, the Company's 9 7/8% Subordinated Notes Due July 1999, the Company's 9% Subordinated Notes Due June 15, 1999, the Company's 9 7/8% Subordinated Notes Due August 15, 2000, the Company's 11 1/4% Subordinated Notes Due February 20, 2001, the Company's 10 1/4% Subordinated Notes Due May 1, 2001, the Company's 9 1/4% Subordinated Notes Due November 15, 2001, the Company's 8 7/8% Subordinated Notes Due March 15, 2002, the Company's 8 1/4% Subordinated Notes Due June 15, 2002, the Company's 9 1/5% Subordinated Notes Due December 17, 2001, the Company's 7 5/8% Subordinated Notes Due January 15, 2003 (the "January 2003 Notes"), the Company's 6 7/8% Subordinated Notes Due June 15, 2003 (the "June 2003 Notes"), the Company's Floating Rate Subordinated Notes Due July 28, 2003 (the "July 2003 Notes"), the Company's 6 3/8% Subordinated Notes Due January 30, 2009 (the "January 2009 Notes"), the Company's 7 1/8% Subordinated Notes Due 2007 (the "2007 Notes"), the

Company's 7 1/4% Subordinated Debentures Due 2004 (the "2004 Notes"), the Company's 8.10% Subordinated Notes Due 2002, the Company's 7.40% Subordinated Debenture due May 10, 2023 (the "2023 Debentures"), the Company's Floating Rate Subordinated Notes Due 2005, the Company's 6 1/8% Subordinated Notes Due February 15, 2006 (the "February 2006 Notes") and the subordinated notes issued pursuant to the Company's Medium-Term Note Program, Series G (the "MTN Notes") (collectively, all of the foregoing notes and debentures are hereinafter referred to as the "Existing Subordinated Indebtedness") and (y) Junior Subordinated Indebtedness, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, except such indebtedness as is by its terms expressly stated to be not superior in right of payment to the Subordinated Securities or the Existing Subordinated Indebtedness or to rank pari passu with the Subordinated Securities or the Existing Subordinated Indebtedness; and (ii) any deferrals, renewals or extensions of any such Senior Indebtedness. The term "indebtedness for money borrowed" as used in the prior sentence includes, without limitation, any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets. The Subordinated Indenture contains no limitation on the issuance of additional Senior Indebtedness of the Company.

  The January 2003 Notes, the June 2003 Notes, the July 2003 Notes, the January 2009 Notes, the 2007 Notes, the 2023 Debentures, the February 2006 Notes and the MTN Notes all constitute New Subordinated Securities; all other Existing Subordinated Indebtedness constitutes Old Subordinated Securities.

  The Subordinated Securities rank and will rank pari passu with the Existing Subordinated Indebtedness, subject to the obligations of the holders of Subordinated Securities (and, generally, holders of other New Subordinated Securities) to pay over any proceeds remaining after payments and distributions to holders of Senior Indebtedness to creditors in respect of general obligations. Thus, in the event of a distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization, the holders of the New Subordinated Securities (including holders of the Subordinated Securities offered hereby) may receive less, ratably, than holders of Old Subordinated Securities. The Subordinated Securities rank and will rank senior to any Junior Subordinated Indebtedness of the Company.

  Unless otherwise specified in the Prospectus Supplement relating to a particular series of Subordinated Securities offered thereby, "General Obligations", with respect to the Subordinated Securities, means all obligations of the Company to make payment on account of claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, other than (i) obligations on account of Senior Indebtedness, (ii) obligations on account of indebtedness for money borrowed ranking pari passu with or subordinate to the Subordinated Securities (including, but not limited to, Junior Subordinated Indebtedness) and (iii) obligations which by their terms are expressly stated not to be superior in right of payment to the Subordinated Securities or to rank on parity with the Subordinated Securities; provided, however, that notwithstanding the foregoing, in the event that any rule, guideline or interpretation promulgated or issued by the Federal Reserve Board (or other competent regulatory agency or authority), as from time to time in effect, establishes or specifies criteria for the inclusion in regulatory capital of subordinated debt of a bank holding company requiring that such subordinated debt be subordinated to obligations to creditors in addition to those set forth above, then the term "General Obligations" shall also include such additional obligations to creditors, as from time to time in effect pursuant to such rules, guidelines or interpretations. For purposes of this definition, "claim" shall have the meaning assigned thereto in Section 101(4) of the Bankruptcy Code 1978, as amended to the date of the Subordinated Indenture.

  Unless otherwise specified in the Prospectus Supplement relating to a particular series of Subordinated Securities offered thereby, "Junior Subordinated Indebtedness", with respect to the Subordinated Securities, means the principal of, premium, if any, and interest on all of the Company's indebtedness for money borrowed (but excluding trade accounts payable arising in the ordinary course of business) whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred and any deferrals, renewals or extensions of such debt provided such debt (i) is by its terms subordinated to the Subordinated Securities, (ii) is between or among the Company and certain affiliated financing entities including all debt securities and guarantees in respect of those debt securities issued to certain financing entities or a trustee of a financing entity sponsored by the Company, (iii) is evidenced by securities issued under one of the indentures dated either as of November 15, 1996 or as of January 1, 1997, each between the Company and The Chase Manhattan Bank, as trustee (unless such securities are by their terms senior in right of payment to the securities heretofore issued under said indentures), or (iv) is a guarantee of the Company on a subordinated basis under certain guarantee agreements dated December 3, 1996, December 5, 1996 or January 31, 1997, relating to securities issued by certain financing entities affiliated with the Company. The term "indebtedness for money borrowed" as used in the prior sentence includes, without limitation, any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

  As of June 30, 1997, the aggregate amount of Senior Indebtedness and General Obligations of the Company was approximately $2.58 billion.

LIMITED RIGHTS OF ACCELERATION

  Unless otherwise specified in the Prospectus Supplement relating to any series of Subordinated Securities, payment of principal of the Subordinated Securities may be accelerated only in case of the bankruptcy or reorganization of the Company. There is no right of acceleration in the case of a default in the payment of principal of, premium, if any, or interest on the Subordinated Securities or the performance of any other covenant of the Company in the Subordinated Indenture. Payment of principal of the Old Subordinated Securities may be accelerated in the case of the bankruptcy, insolvency or reorganization of the Company. Such payment may also be accelerated in the case of certain events of insolvency or receivership of FNBC or NBD Michigan, as the case may be.

EVENTS OF DEFAULT, DEFAULTS, WAIVERS, ETC.

  An Event of Default with respect to Subordinated Securities of any series is defined in the Subordinated Indenture as certain events involving the bankruptcy or reorganization of the Company and any other Event of Default provided with respect to Subordinated Securities of that series. A Default with respect to Subordinated Securities of any series is defined in the Subordinated Indenture as (i) an Event of Default with respect to such series,
(ii) default in the payment of the principal of or premium, if any, on any Subordinated Security of such series when due, (iii) default in the payment of interest upon any Subordinated Security of such series when due and the continuance of such default for a period of 30 days, (iv) default in the performance of any other covenant or agreement of the Company in the Subordinated Indenture with respect to Subordinated Securities of such series and continuance of such default for 60 days after written notice, or (v) any other Default provided with respect to Subordinated Securities of any series. If an Event of Default with respect to any series of Subordinated Securities for which there are Subordinated Securities outstanding under the Subordinated Indenture occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Subordinated Securities of such series may declare the principal amount (or if such Subordinated Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Subordinated Securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the Subordinated Securities of any series outstanding under the Subordinated Indenture may waive an Event of Default resulting in acceleration of such Subordinated Securities, but only if all Defaults have been remedied and all payments due (other than those due as a result of acceleration) have been made. If a Default occurs and is continuing, the Trustee may in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the Subordinated Securities of any series outstanding under the Subordinated Indenture and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the Subordinated Indenture shall, proceed to protect the rights of the holders of all the Subordinated Securities of such series. Prior to acceleration of maturity of the Subordinated Securities of any series outstanding under the Subordinated Indenture, the holders of a majority in aggregate principal amount of such Subordinated Securities may waive any past default under the Subordinated Indenture except a default in the payment of principal of, premium, if any, or interest on the Subordinated Securities of such series.

  The Subordinated Indenture provides that in the event of a Default specified in clauses (ii) or (iii) of the immediately preceding paragraph in payment of principal of, premium, if any, or interest on any Subordinated

Security of any series, the Company will, upon demand of the Trustee, pay to it, for the benefit of the holder of any such Subordinated Security, the whole amount then due and payable on such Subordinated Security for principal, premium, if any, and interest. The Subordinated Indenture further provides that if the Company fails to pay such amount forthwith upon such demand, the Trustee may, among other things, institute a judicial proceeding for the collection thereof.

  The Subordinated Indenture also provides that notwithstanding any other provision of the Subordinated Indenture, the holder of any Subordinated Security of any series shall have the right to institute suit for the enforcement of any payment of principal of, premium, if any, and interest on such Subordinated Security on the respective Stated Maturities (as defined in the Subordinated Indenture) expressed in such Subordinated Security and that such right shall not be impaired without the consent of such holder.

  The Company is required to file annually with the Trustee a written statement of officers as to the existence or non-existence of defaults under the Subordinated Indenture or the Subordinated Securities.

REGARDING FIRST TRUST

  First Trust, the Trustee under the Subordinated Indenture, has a corporate trust office at One Illinois Center, 111 East Wacker Drive, Chicago, Illinois 60601. The Company has normal banking relationships with First Trust.

                         DESCRIPTION OF DEBT WARRANTS

  The Company may issue Debt Warrants for the purchase of Debt Securities. Debt Warrants may be issued independently or together with any Debt Securities offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities. The Debt Warrants are to be issued under warrant agreements (each a "Debt Warrant Agreement") to be entered into between the Company and a warrant agent which will be designated in the applicable Prospectus Supplement (the "Debt Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Debt Warrants (the "Offered Debt Warrants"). The Debt Warrant Agent will act solely as an agent of the Company in connection with the Debt Warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Debt Warrants. The following summaries of certain provisions of the form of Debt Warrant Agreement and the warrant certificates representing the Debt Warrants (the "Debt Warrant Certificates"), if any, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Debt Warrant Agreement and the Debt Warrant Certificates, respectively, including the definitions therein of certain terms, which Agreement and Certificates will be filed as exhibits to or incorporated by reference in the Registration Statement of which this Prospectus forms a part.

  If Debt Warrants are offered, the Prospectus Supplement will describe the terms of the Offered Debt Warrants, the Debt Warrant Agreement relating to the Offered Debt Warrants and the Debt Warrant Certificates representing the Offered Debt Warrants, if any, including the following: (1) the offering price; (2) the currency or currency unit in which the price for the Offered Debt Warrants may be payable; (3) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of the Offered Debt Warrants; (4) if applicable, the designation and terms of the Debt Securities with which the Offered Debt Warrants are issued and the number of Offered Debt Warrants issued with each such Debt Security; (5) if the Debt Securities purchasable upon exercise of Offered Debt Warrants are denominated in a currency or currency unit other than U.S. dollars, the denomination of such Debt Securities and the currency or units based on or relating to currencies (including ECU) in which the principal of, premium, if any, and interest on such Debt Securities will be payable; (6) if applicable, the date on and after which the Offered Debt Warrants and the related Debt Securities will be separately transferable; (7) the principal amount of Debt Securities purchasable upon exercise of an Offered Debt Warrant and the price at which, and currency or currency units based on or relating to currencies (including
ECU) in which, such principal amount of Debt Securities may be purchased upon such exercise; (8) the date on which the right to exercise the Offered Debt Warrants shall commence and the date on which such right shall expire; (9) if applicable, a discussion of certain Federal income tax, accounting and other special considerations, procedures and limitations; (10) whether the Debt Warrants represented by the Debt Warrant Certificates will be issued as Registered Securities or Bearer Securities; and (11) any other terms of the Offered Debt Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Offered Debt Warrants.

                       DESCRIPTION OF CURRENCY WARRANTS

  The Company may issue Currency Warrants which, upon exercise at a permitted time or times in the future, entitle any holder thereof to receive the Cash Settlement Value (as defined below) of two designated currencies. Currency Warrants may be issued independently or together with any Debt Securities offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities. The Currency Warrants are to be issued under warrant agreements (each a "Currency Warrant Agreement") to be entered into between the Company and a warrant agent which will be designated in the applicable Prospectus Supplement (the "Currency Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Currency Warrants (the "Offered Currency Warrants"). The Currency Warrant Agent will act solely as an agent of the Company in connection with the Currency Warrants and will not assume any obligation or relationship of agency or trust for or with any holder or beneficial owners of Currency Warrants. The following summaries of certain provisions of the form of Currency Warrant Agreement do not purport to be complete and are subject to and are qualified in their entirety by reference to all the provisions of the Currency Warrant Agreement and the form of certificate, if any, representing the Currency Warrants (the "Currency Warrant Certificates"), respectively, including the definitions therein of certain terms which Agreement and Certificate, if any, will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus forms a part.

  The Currency Warrants will not require, or entitle, any holder thereof to sell any foreign currency to the Company. The Company will make only a U.S. dollar cash settlement upon exercise of a Currency Warrant and will not be obligated to purchase or take delivery of any foreign currency from any holder of a Currency Warrant.

  The "Cash Settlement Value" of an exercised Currency Warrant will be an amount stated in U.S. dollars which is the greater of (i) zero and (ii) an amount equal to (a) the nominal amount of such Currency Warrant, minus (b) an amount equal to the nominal amount of such Currency Warrant times a fraction, the numerator of which is the Strike Price of such Currency Warrant and the denominator of which is the Spot Rate of such Currency Warrant on the Exercise Date. The "nominal amount" of a Currency Warrant refers to the principal amount, expressed in U.S. dollars, of a currency (the "Base Currency") which is to be compared to another currency (the "Second Currency") upon exercise of such Currency Warrant. Unless otherwise specified in the applicable Prospectus Supplement, the Base Currency shall be U.S. dollars. The "Strike Price" is the designated rate of exchange of the Base Currency for the Second Currency which the Company will specify in the Prospectus Supplement relating to the Offered Currency Warrants. The "Spot Rate" refers to the floating rate of exchange of the Base Currency for the Second Currency on any given date, as quoted by a reference bank or banks or other institution at a designated time of day, such source of quotations and time to be specified in the applicable Prospectus Supplement. The "Exercise Date" refers to the effective date on which the holder of a Currency Warrant exercises such Currency Warrant.

  If Currency Warrants are offered, the Prospectus Supplement will describe the terms of the Offered Currency Warrants, the Currency Warrant Agreement relating to the Offered Currency Warrants and, if applicable, Currency Warrant Certificates, including the following: (1) the aggregate number of Offered Currency Warrants; (2) the Nominal Amount of each Offered Currency Warrant;
(3) the price of the Offered Currency Warrants; (4) the Base Currency and the Second Currency; (5) the Strike Price for the Offered Currency Warrants; (6) the reference bank or banks or other institution and time of day to be used to determine the Spot Rate; (7) the date on which the right to exercise the Offered Currency Warrants shall begin and the date on which such right shall terminate; (8) if applicable, the minimum or maximum amount of Offered Currency Warrants which may be exercised at any one time; (9) the place or places at which payment of the Cash Settlement Value is to be made by the Company; (10) whether the Offered Currency Warrants will be represented by certificates or issued in book-entry form; (11) the method by which the Offered Currency Warrants are to be exercised; (12) the Federal income tax consequences and other special considerations, procedures and limitations applicable to such Offered Currency Warrants; and (13) any other terms of the Offered Currency Warrants, including risk factors specifically relating to the Base Currency or Second Currency and Currency Warrants relating to such currencies.

                      DESCRIPTION OF STOCK-INDEX WARRANTS

  The Company may issue Stock Index Warrants which, upon exercise at a permitted time or times in the future, entitle any holder thereof to receive an amount of cash determined by references to increases and/or decreases in the level of a specified stock index. Stock-Index Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such other Securities. The Stock-Index Warrants are to be issued under one or more warrant agreements (each a "Stock-Index Warrant Agreement") to be entered into between the Company and a bank or trust company, as stock-index warrant agent which will be designated in the applicable Prospectus Supplement (the "Stock-Index Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Stock-Index Warrants. The Stock-Index Warrant Agent will act solely as an agent of the Company in connection with the Stock-Index Warrants and will not assume any obligation or relationship of agency or trust for or with any holder or beneficial owners of Stock-Index Warrants. The following summaries of certain provisions of the form of Stock-Index Warrant Agreement and form of certificate, if any, representing the Stock-Index Warrants (the "Stock-Index Warrant Certificates") do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Stock-Index Warrant Agreement and the Stock-Index Warrant Certificates, respectively, including the definitions therein of certain terms which Agreement and Certificate, if any, will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus forms a part.

  The Company may issue Stock-Index Warrants either in the form of Stock-Index Put Warrants entitling the holders thereof to receive from the Company the Stock-Index Cash Settlement Value (as described in the applicable Prospectus Supplement) in U.S. dollars, which amount will be determined by reference to the amount, if any, by which the Stock-Index Exercise Price (as described in the applicable Prospectus Supplement) exceeds the closing value of the Index on the valuation date (the "Index Value") at the time of exercise, or in the form of Stock-Index Call Warrants entitling the holders thereof to receive from the Company the Stock-Index Cash Settlement Value in U.S. dollars, which amount will be determined by reference to the amount, if any, by which the Index Value at the time of exercise exceeds the Stock-Index Exercise Price.

  The Prospectus Supplement for an issue of Stock-Index Warrants will set forth the formula pursuant to which the Stock-Index Cash Settlement Value will be determined. In addition, if so specified in the applicable Prospectus Supplement, following the occurrence of a Market Disruption Event (as defined therein), the Stock-Index Cash Settlement Value may be determined on a different basis than under normal exercise of a Stock-Index Warrant.

  Unless otherwise indicated in the Prospectus Supplement, a Stock-Index Warrant will be settled only in cash and, accordingly, will not require or entitle a holder thereof to sell, deliver, purchase or take delivery of any shares of any underlying stock or any other securities. The holders will not be entitled to any of the rights of the holders of any underlying stock.

  If Stock-Index Warrants are offered, the Prospectus Supplement will describe the terms of Stock-Index Warrants offered thereby, including the following:
(1) whether such Stock-Index Warrants are Stock-Index Put Warrants, Stock-Index Call Warrants or both; (2) the aggregate amount of such Stock-Index Warrants; (3) the offering price; (4) the stock index for such Stock-Index Warrants, which may be based on one or more U.S. or foreign stocks or a combination thereof and may be a preexisting U.S. or foreign stock index compiled and published by a third party or an index based on one or more underlying stock or stocks selected by the Company solely in connection with the issuance of such Stock-Index Warrants, and certain information regarding such stock index and the underlying stock or stocks; (5) the date on which the right to exercise such Stock-Index Warrants commences and the date on which such right expires (the "Stock-Index Warrant Expiration Date"); (6) the procedures and conditions relating to exercise; (7) the circumstances, if any, which will cause the Stock-Index Warrants to be deemed to be automatically exercised; (8) the minimum number, if any, of Stock-Index Warrants to be exercised at any one time other than upon automatic exercise and any other restrictions on exercise; (9) the maximum number, if any, of such Stock-Index Warrants that may, subject to the Company's election, be exercised by all owners (or by any person or entity) on any day; (10) the method of providing for a substitute index or otherwise determining the amount payable in connection with the exercise of such Stock-Index Warrants if the stock index changes or ceases to be made available by its publisher, which determination will be made by an independent expert; (11) the national securities exchange on which the Stock-Index Warrants will be listed, if any; (12) whether the Stock-Index Warrants will be issued in certificated or book-entry form; (13) the place or places at which payment of the Stock-Index Cash Settlement Value is to be made by the Company; (14) information with respect to book-entry procedures, if any; (15) the plan of distribution of such Stock-Index Warrants; (16) the identity of the Stock-Index Warrant Agent; (17) any provisions permitting a holder of a Stock-Index Warrant to condition a stock-index exercise notice on the absence of certain specified changes in the Index Value after the Stock-Index Warrant Exercise Date; and (18) any other terms of such Stock-Index Warrants, including risk factors specifically relating to fluctuations in the applicable stock index and possible illiquidity in the secondary market.

  Prospective purchasers of Stock-Index Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Stock-Index Warrants. The Prospectus Supplement relating to any issue of Stock-Index Warrants will describe such considerations.

                         DESCRIPTION OF OTHER WARRANTS

  The Company may issue Other Warrants, if permitted under applicable law, to buy or sell debt securities of or guaranteed by the United States, to buy or sell a commodity or a unit of a commodity index or to buy or sell some other item or unit of an index other than indices covered by Stock-Index Warrants (collectively, "Exercise Items"). Owners of Other Warrants will be entitled to receive from the Company the cash settlement value in U.S. dollars of the right to buy or sell the Exercise Items (the "Other Warrant Cash Settlement Value"). An Owner of Other Warrants will receive a cash payment upon exercise only if the Other Warrants have an Other Warrant Cash Settlement Value in excess of zero at that time.

  Other Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such other Securities. The Other Warrants are to be issued under one or more other warrant agreements (the "Other Warrant Agreements") to be entered into between the Company and a bank or trust company, as warrant agent which will be designated in the applicable Prospectus Supplement (the "Other Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Other Warrants. The Other Warrant Agent will act solely as an agent of the Company in connection with the Other Warrants and will not assume any obligation or relationship of agency or trust for or with any holder or beneficial owners of the Other Warrants. The following summaries of certain provisions of the form of Other Warrant Agreement and form of certificate, if any, representing the Other Warrants (the "Other Warrant Certificates") do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Other Warrant Agreement and the Other Warrant Certificates, respectively, including the definitions therein of certain terms which Agreement and Certificate, if any, will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus forms a part.

  Unless otherwise indicated in the Prospectus Supplement, an Other Warrant will be settled only in cash, in U.S. dollars, and accordingly, will not require or entitle an owner thereof to sell, deliver, purchase or take delivery of any Exercise Items.

  If Other Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Other Warrants, including, where applicable, the following: (1) the title and aggregate number of such Other Warrants; (2) the offering price; (3) the Exercise Items that such Other Warrants represent the right to buy or sell; (4) the procedures and conditions relating to exercise;
(5) the date on which the right to exercise the Other Warrants shall commence and the date such right shall expire (the "Other Warrant Expiration Date");
(6) the method of
determining the Other Warrant Cash Settlement Value; (7) whether such Other Warrants will be issued in certificated or book-entry form; (8) whether such Other Warrants will be listed on a national securities exchange; (9) information with respect to book-entry procedures, if any; (10) the identity of the Other Warrant Agent; and (11) any other terms of such Other Warrants, including risk factors relating to significant fluctuations in the market for the applicable Exercise Item, the potential illiquidity of the secondary market and the risk that the Other Warrants may expire worthless.

  Prospective purchasers of Other Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Other Warrants. The Prospectus Supplement relating to any issue of Other Warrants will describe such considerations.

                      DESCRIPTION OF THE PREFERRED STOCK

  The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of any series of Preferred Stock offered by any Prospectus Supplement will be specified in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the terms of any series of Preferred Stock may differ from the terms set forth below. The description of the terms of the Preferred Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Designation relating to the applicable series of Preferred Stock, which Certificate will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus forms a part.

GENERAL

  Pursuant to the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), the Board of Directors of the Company has the authority, without further stockholder action, to issue from time to time a maximum of 10,000,000 shares of preferred stock, without par value, in one or more series and for such consideration, as may be fixed from time to time by the Board of Directors of the Company, and to fix before the issuance of any shares of preferred stock of a particular series, the designation of such series, the number of shares to comprise such series, the dividend rate or rates payable with respect to the shares of such series, the redemption price or prices, if any, and the terms and conditions of the redemption, the voting rights, any sinking fund provisions for the redemption or purchase of the shares of such series, the terms and conditions upon which the shares are convertible, if they are convertible, and any other relative rights, preferences and limitations pertaining to such series. As of June 30, 1997, there were issued and outstanding 1,191,000 shares of the Company's Preferred Stock with Cumulative and Adjustable Dividends, Series B ($100 stated value) (the "Series B Preferred Stock"), 713,800 shares of the Company's Preferred Stock with Cumulative and Adjustable Dividends, Series C ($100 stated value) (the "Series C Preferred Stock"), and 160,000 shares of the Company's 8.45% Cumulative Preferred Stock, Series E ($625 stated value) (the "Series E Preferred Stock") (collectively, the "Existing Preferred Stock"). In addition, the Company has issued 6,000,000 preferred share purchase units ("Preferred Purchase Units") which may require the holder of which to purchase, no later than 2023, the Company's 7 1/2% Cumulative Preferred Stock (the "7 1/2% Preferred Stock"). See "Description of Existing Preferred Stock and Preferred Purchase Units" herein.

  As described under "Description of Depositary Shares" below, the Company may, at its option, elect to offer depositary shares ("Depositary Shares") evidenced by depositary receipts, each representing a fraction (to be specified in the Prospectus Supplement relating to the particular series of Preferred Stock) of a share of the particular series of the Preferred Stock issued and deposited with a depositary, in lieu of offering full shares of such series of the Preferred Stock.

  Under interpretations adopted by the Federal Reserve Board, if the holders of Preferred Stock of any series become entitled to vote for the election of directors because dividends on such series are in arrears as described under "Voting Rights" below, such series may then be deemed a "class of voting securities" and a holder of 25% or more of such series (or a holder of 5% or more if it otherwise exercises a "controlling influence" over the Company) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956, as amended. In addition, at such time as such series is deemed a class of voting securities, any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 5% or more of such series, and any person other than a bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 10% or more of such series.

  The Preferred Stock shall have the dividend, liquidation, redemption, voting and conversion rights set forth below unless otherwise specified in the applicable Prospectus Supplement. Reference is made to the Prospectus Supplement relating to the particular series of Preferred Stock offered thereby for specific terms, including: (1) the designation, stated value and liquidation preference of such Preferred Stock and the number of shares offered; (2) the initial public offering price at which such shares will be issued; (3) the dividend rate or rates (or method of calculation), the dividend periods, the date on which dividends shall be payable and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate; (4) any redemption or sinking fund provisions; (5) any conversion provisions; (6) whether the Company has elected to offer Depositary Shares as described below under "Description of Depositary Shares"; and (7) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of such Preferred Stock.

  The Preferred Stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable Prospectus Supplement, the shares of each series of Preferred Stock will upon issuance rank on a parity in all respects with the Company's Existing Preferred Stock, described below, and each other then outstanding series of preferred stock of the Company. The Preferred Stock will have no preemptive rights to subscribe for any additional securities which may be issued by the Company. Unless otherwise specified in the applicable Prospectus Supplement, First Chicago Trust Company of New York will be the transfer agent and registrar for the Preferred Stock.

  Because the Company is a holding company, its rights and the rights of holders of its securities, including the holders of Preferred Stock, to participate in the assets of any Company subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors and preferred shareholders, except to the extent the Company may itself be a creditor with recognized claims against such subsidiary or a holder of preferred shares of such subsidiary.

DIVIDENDS

  The holders of the Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, dividends at such rates and on such dates as will be specified in the applicable Prospectus Supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable Prospectus Supplement. Dividends will be payable to the holders of record as they appear on the stock books of the Company (or, if applicable, the records of the Depositary referred to below under "Description of Depositary Shares") on such record dates as will be fixed by the Board of Directors of the Company. Dividends may be paid in the form of cash, Preferred Stock (of the same or a different series) or Common Stock of the Company, in each case as specified in the applicable Prospectus Supplement.

  Dividends on any series of Preferred Stock may be cumulative or noncumulative, as specified in the applicable Prospectus Supplement. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any Preferred Stock for which dividends are noncumulative ("Noncumulative Preferred Stock"), then the holders of such Preferred Stock will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such Preferred Stock are declared or paid on any future dividend payment dates.

  The Company shall not declare or pay or set apart for payment any dividends on any series of its preferred shares ranking, as to dividends, on a parity with or junior to the outstanding Preferred Stock of any series unless (i) if such Preferred Stock has a cumulative dividend ("Cumulative Preferred Stock"), full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on such Preferred Stock for all dividend periods terminating on or prior to the date of payment of any such dividends on such other series of preferred shares of the Company, or (ii) if such Preferred Stock is Noncumulative Preferred Stock, full dividends for the then-current dividend period on such Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment. When dividends are not paid in full upon Preferred Stock of any series and any other shares of preferred stock of the Company ranking on a parity as to dividends with such Preferred Stock, all dividends declared upon such Preferred Stock and any other preferred shares of the Company ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on such Preferred Stock and such other shares shall in all cases bear to each other the same ratio that the accrued dividends per share on such Preferred Stock (which shall not, if such Preferred Stock is Noncumulative Preferred Stock, include any accumulation in respect of unpaid dividends for prior dividend periods) and such other preferred shares bear to each other. Except as set forth in the preceding sentence, unless full dividends on the outstanding Cumulative Preferred Stock of any series have been paid for all past dividend periods and full dividends for the then-current dividend period on the outstanding Noncumulative Preferred Stock of any series have been declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment, no dividends (other than in Common Stock of the Company or other shares of the Company ranking junior to such Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be made on the Common Stock of the Company or on any other shares of the Company ranking junior to or on a parity with such Preferred Stock as to dividends or upon liquidation. Unless full dividends on the Cumulative Preferred Stock of any series have been paid for all past dividend periods and full dividends for the then-current dividend period on the Noncumulative Preferred Stock of any series have been declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment, no Common Stock or any other shares of the Company ranking junior to or on a parity with such Preferred Stock as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid or made available for a sinking fund for the redemption of any such shares) by the Company or any subsidiary of the Company except by conversion into or exchange for shares of the Company ranking junior to such Preferred Stock as to dividends and upon liquidation.

REDEMPTION

  A series of the Preferred Stock may be redeemable, in whole or in part, at the option of the Company, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices specified in the applicable Prospectus Supplement and subject to the rights of holders of other securities of the Company. Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued preferred shares.

  The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Stock is Noncumulative Preferred Stock, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of capital stock of the Company, the terms of such Preferred Stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into shares of the applicable capital stock of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

  If fewer than all the outstanding shares of Preferred Stock of any series are to be redeemed, the number of shares to be redeemed will be determined in a manner designated by the Board of Directors of the Company and such shares shall be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot or by any other method as may be determined by the Board of Directors of the Company.

  Notwithstanding the foregoing, if any dividends, including any accumulation, on Cumulative Preferred Stock of any series are in arrears, no Preferred Stock of such series shall be redeemed unless all outstanding Preferred Stock of such series is simultaneously redeemed, and the Company shall not purchase or otherwise acquire any Preferred Stock of such series; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Stock of such series pursuant to a purchase or exchange offer provided such offer is made on the same terms to all holders of the Preferred Stock of such series.

  Notice of redemption shall be given by mailing the same to each record holder of the Preferred Stock to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption thereof, to the respective addresses of such holders as the same shall appear on the stock books of the Company. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and
(vi) the date upon which the holder's conversion rights, if any, as to such shares, shall terminate. If fewer than all the shares of Preferred Stock of any series held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Preferred Stock to be redeemed from such holder.

  If notice of redemption of any shares of Preferred Stock has been given, from and after the redemption date for such shares (unless default shall be made by the Company in providing money for the payment of the redemption price of such shares), dividends on such shares shall cease to accrue and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Company (except the right to receive the redemption price) shall cease. Upon surrender in accordance with such notice of the certificates representing any such shares (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), the redemption price set forth above shall be paid out of the funds provided by the Company. If fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

CONVERSION RIGHTS

  The Prospectus Supplement relating to a series of the Preferred Stock that is convertible will state the terms on which shares of such series are convertible into the Company's Common Stock, or another series of Preferred Stock.

RIGHTS UPON LIQUIDATION

  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to shareholders, before any distribution of assets is made to holders of Common Stock or any other class or series of shares ranking junior to such Preferred Stock upon liquidation, liquidating distributions in the amount of the liquidation preference of such Preferred Stock plus accrued and unpaid dividends (which shall not, if such Preferred Stock is Noncumulative Preferred Stock, include any accumulation in respect of unpaid dividends for prior dividend periods). If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company the amounts payable with respect to Preferred Stock of any series and any other shares of the Company ranking as to any such distribution on a parity with such Preferred Stock are not paid in full, the holders of such Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Preferred Stock of any series will not be entitled to any further participation in any distribution of assets by the Company.

VOTING RIGHTS

  Except as indicated below or in the applicable Prospectus Supplement, or except as expressly required by applicable law, the holders of the Preferred Stock will not be entitled to vote. In the event the Company issues full shares of any series of Preferred Stock, each such share will be entitled to one vote on matters on which holders of such series of the Preferred Stock are entitled to vote. However, as more fully described under "Description of Depositary Shares" below, if the Company elects to issue Depositary Shares representing a fraction of a share of a series of Preferred Stock, each such Depositary Share will, in effect, be entitled to such fraction of a vote, rather than a full vote, per Depositary Share. Since each full share of any series of Preferred Stock of the Company shall be entitled to one vote, the voting power of such series, on matters on which holders of such series and holders of other series of Preferred Stock are entitled to vote as a single class, shall depend on the number of shares in such series, not the aggregate stated value, liquidation preference or initial offering price of the shares of such series of Preferred Stock.

  If the equivalent of six quarterly dividends payable on any series of Preferred Stock are in default, the number of directors of the Company will be increased by two and the holders of all outstanding series of Preferred Stock, voting as a single class without regard to series, will be entitled to elect such additional two directors until all dividends in default have been paid or declared and set apart for payment.

  The affirmative vote or consent of the holders of at least 66 2/3 percent of the outstanding shares of Preferred Stock of any series, voting as a class, will be required for any amendment to the Company's Certificate of Incorporation (or any certificate supplemental thereto) that will adversely affect the powers, preferences, privileges or rights of the Preferred Stock of such series. The affirmative vote or consent of the holders of at least 66 2/3 percent of the outstanding shares of Preferred Stock of any series and any other series of preferred shares of the Company ranking on a parity with the Preferred Stock of such series as to dividends or upon liquidation, voting as a single class without regard to series, will be required to authorize, effect or validate the creation, authorization or issue of any shares of any class of stock of the Company ranking prior to the Preferred Stock of such series as to dividends or upon liquidation, or the reclassification of any authorized stock of the Company into any such prior shares, or the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any such prior shares.

  Subject to such affirmative vote or consent of the holders of the outstanding shares of Preferred Stock of any series, the Company may, by resolution of its Board of Directors or as otherwise permitted by law, from time to time alter or change the preferences, rights or powers of the Preferred Stock of such series. The holders of the Preferred Stock of such series shall not be entitled to participate in any such vote if, at or prior to the time when any such alteration or change is to take effect, provision is made for the redemption of all the Preferred Stock of such series at the time outstanding. Nothing in this section shall be taken to require a class vote or consent in connection with the authorization, designation, increase or issuance of any shares of any class or series (including additional Preferred Stock of any series) that rank junior to or on a parity with the Preferred Stock of such series as to dividends and liquidation rights or in connection with the authorization, designation, increase or issuance of any bonds, mortgages, debentures or other obligations of the Company.

                       DESCRIPTION OF DEPOSITARY SHARES

GENERAL

  The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, the Company will issue to the public receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

  The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

  The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering. Copies of the forms of Deposit Agreement and Depositary Receipt will be filed as exhibits to, or incorporated by reference in, the Registration Statement of which this Prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits.

  Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

  Upon surrender of Depositary Receipts at the principal office of the Depositary (unless the related Depositary Shares have previously been called for redemption), the owner of the Depositary Shares evidenced thereby is entitled to delivery at such office, to or upon his order, of the number of whole shares of Preferred Stock and any money or other property represented by such Depositary Shares. Partial shares of Preferred Stock will not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing a number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of shares of Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Shares therefor. The Company does not expect that there will be any public trading market for withdrawn shares of Preferred Stock.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders. The Depository shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares.

  In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

REDEMPTION OF DEPOSITARY SHARES

  If a series of Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The Depositary shall mail notice of redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

  After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING THE PREFERRED STOCK

  Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock.

TAXATION

  Owners of the Depositary Shares will be treated for Federal income tax purposes as if they were owners of the series of Preferred Stock represented by such Depositary Shares and, accordingly, will be entitled to take into account for Federal income tax purposes income and deductions to which they would be entitled if they were holders of such series of Preferred Stock. In addition, (i) no gain or loss will be recognized for Federal income tax purposes upon the withdrawal of Preferred Stock in exchange for Depositary Shares as provided in the Deposit Agreement, (ii) the tax basis of each share of Preferred Stock to an exchanging owner of Depositary Shares will, upon such exchange, be the same as the aggregate tax basis of the Depositary Shares exchanged therefor and (iii) the holding period for shares of the Preferred Stock in the hands of an exchanging owner of Depositary Shares who held such Depositary Shares as a capital asset at the time of the exchange thereof for Preferred Stock will include the period during which such person owned such Depositary Shares.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

  The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement may be terminated by the Company or the Depositary only if (i) all outstanding Depositary Shares have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Receipts.

CHARGES OF DEPOSITARY

  The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

MISCELLANEOUS

  The Depositary will forward to the holders of Depositary Shares all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the Preferred Stock.

  Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

  The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

     DESCRIPTION OF EXISTING PREFERRED STOCK AND PREFERRED PURCHASE UNITS

  The outstanding Series B Preferred Stock and Series C Preferred Stock of the Company were issued as of December 1, 1995 as part of the Merger in exchange for two similar series of preferred stock of First Chicago outstanding at the effective time of the Merger. The First Chicago preferred stock was originally issued in February 1983, and February 1984, respectively. The dividend rate on each series is adjusted quarterly, based on a formula that considers the interest rates for selected short- and long-term U.S. Treasury securities prevailing at the time the rate is set. The Company's Series E Preferred Stock, which also was issued on December 1, 1995 in connection with the Merger, replaces a similar series of preferred stock of First Chicago which was originally issued in November 1992. The Series E Preferred Stock has a fixed dividend rate. The Existing Preferred Stock ranks prior to the Company's Common Stock, both as to dividends and upon liquidation, but has no general voting rights (except as described under "Description of the Preferred Stock-- Voting Rights"). Each series of the Existing Preferred Stock ranks pari passu with each other series of the Existing Preferred Stock with respect to dividends and liquidation rights.

  The Series B Preferred Stock is subject to a minimum and maximum annual dividend rate of 6.00 percent and 12.00 percent, respectively. The annualized dividend rate for the quarterly period ended November 30, 1997, is 6.00 percent. Shares of this series are redeemable, at the option of the Company, at their stated value of $100 per share plus accrued and unpaid dividends. Shares of this series are not convertible into other securities of the Company.

  The Series C Preferred Stock is subject to a minimum and maximum annual dividend rate of 6.50 percent and 12.50 percent, respectively. The annualized dividend rate for the quarterly period ended November 30, 1997, is 6.50 percent. Shares of this series are redeemable, at the option of the Company, at their stated value of $100 per share plus accrued and unpaid dividends. Shares of this series are not convertible into other securities of the Company.

  The Series E Preferred Stock is represented by depositary shares with each depositary share representing a one-twenty-fifth interest in a share of Series E Preferred Stock. The Series E Preferred Stock has an annual dividend rate equal to $52.8125 ($2.1125 per depositary share), or 8.45 percent, which was fixed at the date of issue. Shares of this series are redeemable, at the option of the Company, at any time on or after November 16, 1997 at a redemption price of $625 per share ($25 per depositary share). Shares of this series are not convertible into other securities of the Company.

  The shares of the outstanding Existing Preferred Stock (or with respect to the Series E Preferred Stock, the outstanding depositary shares representing such stock), are listed on the New York Stock Exchange. First Chicago Trust Company of New York serves as transfer agent, registrar and dividend disbursing agent for shares of the Existing Preferred Stock and the depositary shares representing such stock. The First National Bank of Chicago also serves as depositary for the shares of Existing Preferred Stock represented by depositary shares.

  In addition, on May 11, 1993, the Company issued 6,000,000 Preferred Purchase Units each of which consisted of a 30-year subordinated debenture and a purchase contract requiring the purchase by the holder thereof on May 10, 2023 (or earlier at the Company's election) of the Company's 7 1/2% Preferred Stock at a purchase price of $25 per share. The Company may redeem any or all of the Preferred Purchase Units at anytime after May 10, 1998, at par, and, as a result, some or all of the 7 1/2% Preferred Stock may not be issued by the Company. The 7 1/2% Preferred Stock would rank prior to the Company's Common Stock, but would have no voting rights except if the Preferred Purchase Units were in default or the Certificate of Incorporation was proposed to be amended in a manner adverse to the holders of the 7 1/2% Preferred Stock. The 7 1/2% Preferred Stock would rank pari passu with each other series of Existing Preferred Stock with respect to dividends and liquidation rights. The 7 1/2% Preferred Stock, if issued, would not be convertible into other securities of the Company. The shares of preferred stock which could be issued pursuant to the purchase contracts have been reserved by the Company on its stock records.

                    DESCRIPTION OF PREFERRED STOCK WARRANTS

  The Company may issue Preferred Stock Warrants for the purchase of Preferred Stock. Preferred Stock Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such other Securities. Each series of Preferred Stock Warrants will be issued under one or more warrant agreements (each a "Preferred Stock Warrant Agreement") to be entered into between the Company and a bank or trust company, as preferred stock warrant agent which will be designated in the applicable Prospectus Supplement (the "Preferred Stock Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Preferred Stock Warrants. The Preferred Stock Warrant Agent will act solely as an agent of the Company in connection with the Preferred Stock Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Preferred Stock Warrant Certificates or beneficial owners of Preferred Stock Warrants. The following summaries of certain provisions of the form of Preferred Stock Warrant Agreement and form of certificate representing the Preferred Stock Warrants (the "Preferred Stock Warrant Certificates") do not purport to be complete and are subject to and are qualified in their entirety by reference to, all the provisions of the Preferred Stock Warrant Agreement and the Preferred Stock Warrant Certificates which Agreement and Certificate will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus forms a part.

GENERAL

  If Preferred Stock Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Preferred Stock Warrants, including the following, where applicable: (1) the offering price; (2) the designation, aggregate number and terms of the series of Preferred Stock purchasable upon exercise of such Preferred Stock Warrants and minimum number of Preferred Stock Warrants that are exercisable; (3) the designation and terms of the series of Preferred Stock with which such Preferred Stock Warrants are being offered and the number of such Preferred Stock Warrants being offered with each such Preferred Stock; (4) the date on and after which such Preferred Stock Warrants and the related series of Preferred Stock will be transferable separately; (5) the number and stated values of the series of Preferred Stock purchasable upon exercise of each such Preferred Stock Warrant and the price at which such number of shares of Preferred Stock of such series may be purchased upon such exercise; (6) the date on which the right to exercise such Preferred Stock Warrants shall commence and the date on which such right shall expire (the "Preferred Stock Warrant Expiration Date"); (7) whether the Preferred Stock Warrants represented by the Preferred Stock Warrant Certificates will be issued in registered or bearer form; (8) information with respect to book-entry procedures, if any; and (9) any other terms of such Preferred Stock Warrants for the purchase of shares of Preferred Stock.

  Preferred Stock Warrant Certificates may be exchanged for new Preferred Stock Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Preferred Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Preferred Stock Warrant, a holder thereof shall have no rights of a holder of shares of the Preferred Stock purchasable upon such exercise, including the right to receive payment of dividends, if any, on the underlying Preferred Stock or the right to vote such underlying Preferred Stock.

  Prospective purchasers of Preferred Stock Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Preferred Stock Warrants. The Prospectus Supplement relating to any issue of Preferred Stock Warrants will describe such considerations.

EXERCISE OF PREFERRED STOCK WARRANTS

  Each Preferred Stock Warrant will entitle the holder thereof to purchase such number of shares of Preferred Stock at such exercise price as shall be set forth in, or calculable from, the Prospectus Supplement relating to the offered Preferred Stock Warrants. After the close of business on the Preferred Stock Warrant Expiration Date (or such later date to which such Preferred Stock Warrant Expiration Date may be extended by the Company), unexercised Preferred Stock Warrants will become void.

  Preferred Stock Warrants may be exercised by delivery to the Preferred Stock Warrant Agent of payment as provided in the applicable Prospectus Supplement of the amount required to purchase the shares of Preferred Stock purchasable upon such exercise together with certain information set forth on the reverse side of the Preferred Stock Warrant Certificate. Preferred Stock Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt, within five business days, of the Preferred Stock Warrant Certificate evidencing such Preferred Stock Warrants. Upon receipt of such payment and the Preferred Stock Warrant Certificate properly completed and duly executed at the corporate trust office of the Preferred Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the shares of Preferred Stock purchasable upon such exercise. If fewer than all of the Preferred Stock Warrants represented by such Preferred Stock Warrant Certificate are exercised, a new Preferred Stock Warrant Certificate will be issued for the remaining number of Preferred Stock Warrants.

MODIFICATIONS

  The Preferred Stock Warrant Agreement and the terms of the Preferred Stock Warrants may be amended by the Company and the Preferred Stock Warrant Agent, without the consent of the holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the owners.

  The Company and the Preferred Stock Warrant Agent also may modify or amend the Preferred Stock Warrant Agreement and the terms of the Preferred Stock Warrants, with the consent of the holders of not less than a majority in number of the then outstanding unexercised Preferred Stock Warrants affected, provided that no such modification or amendment that shortens the period of time during which the Preferred Stock Warrants may be exercised, increases the exercise price of such Preferred Stock Warrants or otherwise materially and adversely affects the exercise rights of the holders of the Preferred Stock Warrants or reduces the number of outstanding Preferred Stock Warrants the consent of whose holders is required for modification or amendment of the Preferred Stock Warrant Agreement or the terms of the Preferred Stock Warrants may be made without the consent of the holders affected thereby.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITIONS

  If at any time there shall be a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of the Company, then the successor or assuming corporation shall succeed to and be substituted for the Company in, and the Company will be relieved of any further obligation under, the Preferred Stock Warrant Agreement or the Preferred Stock Warrants.

                     DESCRIPTION OF COMMON STOCK WARRANTS

  The Company may issue Common Stock Warrants for the purchase of Common Stock. Common Stock Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. Each series of Common Stock Warrants will be issued under one or more warrant agreements (each a "Common Stock Warrant Agreement") to be entered into between the Company and a bank or trust company, as common stock warrant agent which will be designated in the applicable Prospectus Supplement (the "Common Stock Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Common Stock Warrants. The Common Stock Warrant Agent will act solely as an agent of the Company in connection with the Common Stock Warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Common Stock Warrants. The following summaries of certain provisions of the form of Common Stock Warrant Agreement and certificate representing Common Stock Warrants (the "Common Stock Warrant Certificates") do not purport to be complete and are subject to and are qualified in their entirety by reference to, all the provisions of the Common Stock Warrant Agreement and the Common Stock Warrant Certificate which Agreement and Certificate will be filed as an exhibit to or incorporated by reference in the Registration Statement which this Prospectus forms a part of.

GENERAL

  If Common Stock Warrants are offered, the related Prospectus Supplement will describe the terms of such Common Stock Warrants, including the following, where applicable: (1) the offering price; (2) the aggregate number of shares of Common Stock purchasable upon exercise of such Common Stock Warrants and minimum number of Common Stock Warrants that are exercisable; (3) the number of shares of Common Stock with which such Common Stock Warrants are being offered and the number of such Common Stock Warrants being offered with each such share of Common Stock; (4) the date on and after which such Common Stock Warrants and the related shares of Common Stock will be transferable separately; (5) the number of shares of Common Stock purchasable upon exercise of each such Common Stock Warrant and the price at which such number of shares of Common Stock may be purchased upon such exercise; (6) the date on which the right to exercise such Common Stock Warrants shall commence and the date on which such right shall expire (the "Common Stock Warrant Expiration Date");
(7) whether the Common Stock Warrants represented by the Common Stock Warrant Certificates will be issued in registered or bearer form; (8) information with respect to book-entry procedures, if any; and (9) any other terms of such Common Stock Warrants for the purchase of shares of Common Stock which shall not be inconsistent with the provisions of the Common Stock Warrant Agreements.

  Common Stock Warrant Certificates may be exchanged for new Common Stock Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Common Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Common Stock Warrants to purchase Common Stock, holders of such Common Stock Warrants will not have any rights of holders of shares of the Common Stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

  Prospective purchasers of Common Stock Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Common Stock Warrants. The Prospectus Supplement relating to any issue of Common Stock Warrants will describe such considerations.

EXERCISE OF COMMON STOCK WARRANTS

  Each Common Stock Warrant will entitle the holder thereof to purchase such number of shares of Common Stock at such exercise price as shall be set forth in, or calculable from, the Prospectus Supplement relating to the Common Stock Warrants. After the close of business on the Common Stock Warrant Expiration Date (or such later date to which such Common Stock Warrant Expiration Date may be extended by the Company), unexercised Common Stock Warrants will become void.

  Common Stock Warrants may be exercised by delivery to the Common Stock Warrant Agent of payment as provided in the applicable Prospectus Supplement of the amount required to purchase the shares of Common Stock purchasable upon such exercise together with certain information set forth on the reverse side of the Common Stock Warrant Certificate. Common Stock Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt, within five business days, of the Common Stock Warrant Certificate evidencing such Common Stock Warrants. Upon receipt of such payment and the Common Stock Warrant Certificate properly completed and duly executed at the corporate trust office of the Common Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the shares of Common Stock purchasable upon such exercise. If fewer than all of the Common Stock Warrants represented by such Common Stock Warrant Certificate are exercised, a new Common Stock Warrant Certificate will be issued for the remaining amount of Common Stock Warrants.

MODIFICATIONS

  The Common Stock Warrant Agreement and the terms of the Common Stock Warrants may be amended by the Company and the Common Stock Warrant Agent, without the consent of the holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the owners.

  The Company and the Common Stock Warrant Agent also may modify or amend the Common Stock Warrant Agreement and the terms of the Common Stock Warrants, with the consent of the holders of not less than a majority in number of the then outstanding unexercised Common Stock Warrants affected, provided that no such modification or amendment that shortens the period of time during which the Common Stock Warrants may be exercised, increases the exercise price of such Common Stock Warrants or otherwise materially and adversely affects the exercise rights of the holders of the Common Stock Warrants or reduces the number of outstanding Common Stock Warrants the consent of whose holders is required for modification or amendment of the Common Stock Warrant Agreement or the terms of the Common Stock Warrants may be made without the consent of the holders affected thereby.

COMMON STOCK WARRANT ADJUSTMENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, the exercise price of, and the number of shares of Common Stock covered by a Common Stock Warrant, will be subject to adjustment in certain events, including: (i) dividends (and other distributions) payable in the Common Stock on any class of capital stock of the Company; (ii) subdivision, combinations and reclassifications of Common Stock; (iii) the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase Common Stock, at less than the current market price (as defined in the Common Stock Warrant Agreement for such series of Common Stock Warrants); and (iv) the distribution to all holders of Common Stock of evidences of indebtedness or assets of the Company (including securities, but excluding those dividends and distributions referred to above and dividends and distributions paid in cash out of surplus or retained earnings of the Company) or rights or warrants (excluding those referred to above) of the Company, subject to the limitation that all adjustments by reason of any of the foregoing need not be made until they result in a cumulative change in the exercise price of at least 1%.

  In the event that the Company shall distribute or shall have distributed any rights or warrants to acquire capital stock pursuant to clause (iv) of the preceding paragraph ("Capital Stock Rights"), pursuant to which separate certificates representing such Capital Stock Rights are distributed subsequent to the initial distribution of such Capital Stock Rights (whether or not such distribution shall have occurred prior to the date of the issuance of a series of Common Stock Warrants), the subsequent distribution shall be deemed to be the distribution of such Capital Stock Rights; provided, however, that the Company may, in lieu of making any adjustment in the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant upon a distribution of separate certificates representing such Capital Stock Rights, make proper provision so that each holder of such a Common Stock Warrant who exercises such Common Stock Warrant (or any portion thereof) (a) on or before the record date for such distribution of separate certificates shall be entitled to receive upon such exercise shares of Common Stock issued with Capital Stock Rights and (b) after such record date and prior to the expiration, redemption or termination of such Capital Stock Rights shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, the same number of such Capital Stock Rights as would a holder of the number of shares of Common Stock that such Common Stock Warrant so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the Capital Stock Rights if such Common Stock Warrant were exercised immediately prior to the record date for such distribution. Common Stock owned by or held for the account of the Company or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment.

  In the event the Company shall effect any capital reorganization or reclassification of its shares or shall consolidate, merge or engage in a statutory share exchange with or into any other corporation (other than a consolidation, merger or share exchange into which the Company is the surviving corporation) or shall sell or transfer substantially all its assets to any other corporation for a consideration consisting in whole or in part of equity securities of such other corporation, the holders of the Common Stock Warrants then outstanding will be entitled thereafter to exercise such Common Stock Warrants to acquire the kind and amount of stock and other securities, cash or property which they would have received in connection with such transaction had such Common Stock Warrants been exercised immediately prior to such transaction.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITIONS

  If at any time there shall be a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of the Company, then the successor or assuming corporation shall succeed to and be substituted for the Company in, and the Company will be relieved of any further obligation under, the Common Stock Warrant Agreement or the Common Stock Warrants.

                   DESCRIPTION OF THE COMPANY'S COMMON STOCK

GENERAL

  The Company is authorized to issue 750,000,000 shares of Common Stock. As of June 30, 1997, there were outstanding 302,064,635 shares of the Company's Common Stock.

  Holders of the Company's Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of any funds legally available therefor, and are entitled upon liquidation, after claims of creditors and preferences of the Company's preferred stock and any other series of preferred stock hereafter authorized, to receive pro rata the net assets of the Company.

  The holders of the Common Stock are entitled to one vote for each share held and are vested with all of the voting power except as the Board of Directors of the Company has provided with respect to the outstanding shares of the Company's preferred stock or may provide, in the future, with respect to any other series of preferred stock which it may hereafter authorize.

  The shares of Common Stock have non-cumulative voting rights, which means that the holders of more than 50% of the shares of Common Stock voting for the election of directors can elect 100% of the directors standing for election at any meeting if they choose to do so and, in such event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors of the Company at that meeting.

  The Company's Certificate of Incorporation contains specific provisions with respect to the election of directors, which include the provision that the Board of Directors of the Company is divided into three classes, each having a number of directors as nearly equal as possible, and each class being elected for a three-year term, with one class being elected each year. The Certificate of Incorporation also includes specific provisions with respect to mergers and other business combinations. In general, these provisions require that, in the case of a proposed merger or other business combination involving the Company and an Interested Stockholder (as defined therein), the approving vote of the holders of at least a majority of the voting power of all shares of voting stock held by persons who are not Interested Stockholders or persons affiliated with Interested Stockholders is required, unless the business combination has been approved by a majority of directors not affiliated with the Interested Stockholder or unless certain conditions regarding minimum price and procedural protections are met with respect to each class of the Company's then outstanding voting stock. The provisions of the Certificate of Incorporation also require that the Board of Directors will not approve a proposal for a business combination or a tender offer until the Board of Directors has evaluated the proposal in light of its effect on the stockholders and employees of the Company and the communities served by the Company. These provisions of the Certificate of Incorporation could be used to make more difficult a change in control of the Company.

  The holders of the Company's Common Stock do not have any preemptive rights to subscribe for additional shares of capital stock of the Company. The holders of Common Stock have no conversion rights, the Common Stock is not subject to redemption by either the Company or a stockholder, and there is no restriction on the purchase by the Company of shares of Common Stock except for certain regulatory limits.

  The Company's Common Stock is listed on the New York, Chicago and Pacific Stock Exchanges. First Chicago Trust Company of New York is the transfer agent, registrar and dividend disbursing agent for the Common Stock.

                             PLAN OF DISTRIBUTION

  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each Prospectus Supplement will describe the method of distribution of the Securities offered therein.

  The Company may sell Securities directly, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. Each Prospectus Supplement will set forth the terms of the Securities to which such Prospectus Supplement relates, including the name or names of any underwriters or agents with whom the Company has entered into arrangements with respect to the sale of such Securities, the public offering or purchase price of such Securities and the net proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any discounts and commissions allowed or paid to dealers, if any, any commissions allowed or paid to agents, and the securities exchange or exchanges, if any, on which such Securities will be listed. Dealer trading may take place in certain of the Securities, including Securities not listed on any securities exchange.

  Securities may be purchased to be reoffered to the public through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone. The underwriter or underwriters with respect to each underwritten offering of Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase the Securities will be subject to certain conditions precedent and each of the underwriters with respect to a sale of Securities will be obligated to purchase all of its Securities if any are purchased. Any initial public offering price and any discounts or concession allowed or reallowed or paid to dealers may be changed from time to time.

  Securities may be offered and sold by the Company through agents designated by the Company from time to time. Any agent involved in the offer and sale of any Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement relating to such offering. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  Offers to purchase Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

  The anticipated place and time of delivery of Securities will be set forth in the applicable Prospectus Supplement.

  If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters or agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to delayed delivery contracts providing for payment and delivery at a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (ii) if the Securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such Securities not sold for delayed delivery. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

  Any underwriter or agent participating in the distribution of the Securities may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold and any discounts or commissions received by them from the Company and any profit realized by them on the sale or resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act.

  Underwriters and agents may be entitled, under agreements entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof. Certain of any such underwriters and agents, including their associates, may be customers of, engage in transactions with and perform services for, the Company and its subsidiaries in the ordinary course of business.

  First Chicago Capital Markets, Inc. ("FCCM"), an affiliate of the Company, may from time to time act as an agent or underwriter in connection with the sale of Securities to the extent permitted by applicable law. The participation of FCCM in the offer and sale of the Securities will comply with Rule 2720 of the Rules of Conduct of the National Association of Securities Dealers, Inc. (the "NASD") regarding the offer and sale of securities of an affiliate. No NASD member participating in offers and sales of securities will execute a transaction in the Securities in a discretionary account without the prior written specific approval of the member's customer.

  This Prospectus and related Prospectus Supplements may be used by FCCM in connection with offers and sales related to secondary market transactions in Securities. FCCM, to the extent permitted by law, may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

                                LEGAL OPINIONS

  Certain legal matters relating to the Securities offered hereby will be passed upon for the Company by its General Counsel and for any underwriters, selling agents and certain other purchasers by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019. Cravath, Swaine & Moore has represented and continues to represent the Company from time to time in other matters.

                                    EXPERTS

  The consolidated financial statements of the Company included in the Annual Report on Form 10-K for the year ended December 31, 1996, incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                   PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      Securities and Exchange Commission Registration Fee.......... $  909,091
      Accounting Fees and Expenses.................................    225,000
      Legal Fees and Expenses......................................     40,000
      Printing and Engraving.......................................    150,000
      Fees and Expenses of Trustees................................     75,000
      Paying Agent Fees............................................     30,000
      Rating Agency Fees...........................................    500,000
      Miscellaneous................................................     55,000
                                                                    ----------
          Total.................................................... $1,984,091*
                                                                    ==========

--------
*Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Registrant is a Delaware corporation. Section 145 of the General Corporation Law of Delaware contains detailed provisions on indemnification of directors and officers of a Delaware corporation against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with litigation.

  Article Eighth of the Registrant's Restated Certificate of Incorporation, as amended, provides for indemnification of directors and officers. The provision provides that any person shall be indemnified and reimbursed by the Registrant for expenses and liabilities imposed upon the person in connection with any action, suit or proceeding, civil or criminal, or threat thereof, in which the person may be involved by reason of the person being or having been a director, officer, employee or agent of the Registrant, or of any corporation or organization which the person served in any capacity at the request of the Registrant, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful; provided, however, that no indemnification shall be made in respect of any matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of the person's duty to the Registrant unless the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity.

  The directors and officers of the Registrant are covered by an insurance policy, indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

ITEM 16. EXHIBITS.

  This Registration Statement includes the following Exhibits:

     EXHIBIT
     NUMBER                     DESCRIPTION OF EXHIBITS
     -------                    -----------------------
      1(a)   Form of Debt Securities and Warrants Underwriting Agreement
             [incorporated by reference to Exhibit 1(a) of the Registrant's
             Registration Statement on Form S-3 (File No. 33-65431)]
      1(b)   Form of Debt Securities Distribution Agreement [incorporated by reference to Exhibit 1(b) of the Registrant's Registration
             Statement on Form S-3 (File No. 33-65431)]
      1(c)   Form of Preferred Stock Underwriting Agreement*
      1(d)   Form of Common Stock Underwriting Agreement*
      4(a)   Form of Indenture dated as of October 1, 1997, between the
             Registrant and First Security Bank, National Association, as
             Trustee

     EXHIBIT
     NUMBER                     DESCRIPTION OF EXHIBITS
     -------                    -----------------------
      4(b)    Form of Indenture dated as of October 1, 1997, between the
              Registrant and First Trust National Association, as Trustee
      4(d)(1) Form of Debt Warrant Agreement (for Warrants attached to
              Debt Securities, including form of Debt Warrant Certifi-
              cate)*
      4(d)(2) Form of Debt Warrant Agreement (for Warrants not attached to Debt Securities, including form of Debt Warrant Certifi-
              cate)*
      4(e)    Form of Foreign Currency Warrant Agreement (including form of Global Warrant Certificate)*
      4(f)(1) Form of Senior Note [incorporated by reference to Exhibit
              4(f)(1) of the Registrant's Registration Statement on Form
              S-3 (File No. 33-65431)]
      4(f)(2) Form of Subordinated Note [incorporated by reference to Ex-
              hibit 4(f)(2) of the Registrant's Registration Statement on
              Form S-3 (File No. 33-65431)]
      4(f)(3) Form of Medium-Term Note (Fixed Rate) [incorporated by ref-
              erence to Exhibit 4(f)(3) of the Registrant's Registration
              Statement on Form S-3 (File No. 33-65431)]
      4(f)(4) Form of Medium-Term Note (Floating Rate) [incorporated by reference to Exhibit 4(f)(4) of the Registrant's Registra-
              tion Statement on Form S-3 (File No. 33-65431)]
      4(f)(5) Form of Subordinated Medium-Term Note (Fixed Rate) [incor-
              porated by reference to Exhibit 4(f)(5) of the Registrant's
              Registration Statement on Form S-3 (File No. 33-65431)]
      4(f)(6) Form of Subordinated Medium-Term Note (Floating Rate) [in-
              corporated by reference to Exhibit 4(f)(6) of the Regis-
              trant's Registration Statement on Form S-3 (File No. 33-
              65431)]
      4(g)    Restated Certificate of Incorporation, as amended [incorpo-
              rated by reference to Exhibit 3(A) of the Registrant's 1995
              Annual Report on Form 10-K, File No. 1-7127]
      4(h)    By-laws of Registrant, as amended
      4(i)    Form of Certificate of Designation, Preferences, Rights and
              Limitations relating to Preferred Stock*
      4(j)    Form of Deposit Agreement, with form of Depositary Receipt as an exhibit thereto*
      4(k)    Form of Other Warrant Agreement (including form of Other
              Warrant Certificate)*
      4(l)    Form of Stock Index Warrant Agreement (including form of
              Stock Index Warrant Certificate)*
      4(m)    Form of Common Stock Warrant Agreement (including form of
              Common Stock Warrant Certificate)*
      4(n)    Form of Preferred Stock Warrant Agreement (including form
              of Preferred Stock Warrant Certificate)*
      5(a)    Form of Opinion of Counsel for the Registrant (including
              Consent of Counsel for the Registrant)
      12      Computation of the Ratios of Earnings to Fixed Charges
      23(a)   Consent of Counsel for the Registrant (included in Exhibit
              5(a))
      23(b)   Consent of Arthur Andersen LLP
      24      Power of Attorney
      25(a)   Form T-1 Statement of Eligibility and Qualification of
              First Security Bank, National Association, as Trustee under the Indenture dated as of October 1, 1997
      25(b)   Form T-1 Statement of Eligibility and Qualification of
              First Trust National Association as Trustee under the In-
              denture dated as of October 1, 1997

--------
 *To be incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (other than as provided in Item 512 of Regulation S-K); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (other than as provided in Item 512 of Regulation S-K). Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, AND STATE OF ILLINOIS, ON THE 26TH DAY OF SEPTEMBER, 1997.

                                          First Chicago NBD Corporation

                                                   /s/ M. Eileen Kennedy
                                          By___________________________________
                                                     M. Eileen Kennedy
                                                     Attorney-in-Fact

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

                                                              ]
------------------------------------                          ]
       (Terence E. Adderley)         Director                 ]
                                                              ]
          James K. Baker*                                     ]
------------------------------------                          ]
          (James K. Baker)           Director                 ]
                                                              ]
           John H. Bryan*                                     ]
------------------------------------                          ]
          (John H. Bryan)            Director                 ]
                                                              ]
                                                              ]
------------------------------------                          ]
       (Siegfried Buschmann)         Director                 ]
                                                              ]
          James S. Crown*                                     }    September 26, 1997
------------------------------------                          ]
          (James S. Crown)           Director                 ]
                                                              ]
                                                              ]
------------------------------------                          ]
       (Maureen A. Fay, O.P.)        Director                 ]
                                                              ]
                                                              ]
------------------------------------                          ]
      (Charles T. Fisher III)        Director                 ]
                                                              ]
          Verne G. Istock*                                    ]
------------------------------------                          ]
         (Verne G. Istock)           Director and Principal   ]
                                      Executive Officer       ]
        Thomas H. Jeffs II*                                   ]
------------------------------------                          ]
        (Thomas H. Jeffs II)         Director                 ]

             SIGNATURE                           TITLE                      DATE
             ---------                           -----                      ----


------------------------------------                                ]
        (William G. Lowrie)          Director                       ]
                                                                    ]
       Richard A. Manoogian*                                        ]
------------------------------------                                ]
       (Richard A. Manoogian)        Director                       ]
                                                                    ]
        Scott P. Marks, Jr.*                                        ]
------------------------------------                                ]
       (Scott P. Marks, Jr.)         Director                       ]
                                                                    ]
                                                                    ]
------------------------------------                                ]
    (William T. McCormick, Jr.)      Director                       ]
                                                                    ]
         Andrew J. McKenna*                                         ]
------------------------------------                                ]
        (Andrew J. McKenna)          Director                       ]
                                                                    ]
           Earl L. Neal*                                            ]
------------------------------------                                ]
           (Earl L. Neal)            Director                       ]
                                                                    ]
         James J. O'Connor*                                         ]
------------------------------------                                }    September 26, 1997
        (James J. O'Connor)          Director                       ]
                                                                    ]
       Thomas E. Reilly, Jr.*                                       ]
------------------------------------                                ]
       (Thomas E. Reilly, Jr.        Director                       ]
                                                                    ]
                                                                    ]
------------------------------------                                ]
          (Adele Simmons)            Director                       ]
                                                                    ]
         Richard L. Thomas*                                         ]
------------------------------------                                ]
        (Richard L. Thomas)          Director                       ]
                                                                    ]
          David J. Vitale*                                          ]
------------------------------------                                ]
         (David J. Vitale)           Director                       ]
                                                                    ]
         Robert A. Rosholt*                                         ]
------------------------------------                                ]
        (Robert A. Rosholt)          Principal Financial Officer    ]
                                                                    ]
        William J. Roberts*                                         ]
------------------------------------                                ]
        (William J. Roberts)         Principal Accounting Officer   ]

--------
* The undersigned, by signing her name hereto, does hereby sign this Registration Statement on behalf of each of the above-indicated directors and officers of the Registrant pursuant to a power of attorney signed by such directors and officers.

                                                  /s/ M. Eileen Kennedy
                                          -------------------------------------
                                                    M. Eileen Kennedy
                                                    Attorney-in-Fact